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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PHH CORPORATION
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PHH Corporation

April 27, 2012

Dear Fellow Stockholder:

        You are cordially invited to attend the 2012 Annual Meeting of Stockholders (the "Annual Meeting") of PHH Corporation (the "Company"), which will be held at our offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, on Wednesday, June 6, 2012, at 10:00 a.m., local time. At the Annual Meeting, stockholders will be asked to vote on the matters described in the accompanying Notice of 2012 Annual Meeting.

YOUR VOTE IS EXTREMELY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

        In order to ensure that your shares are represented at the Annual Meeting, whether you plan to attend or not, please vote in accordance with the enclosed instructions. You can vote your shares by telephone, electronically via the Internet or by completing and returning the enclosed proxy card or vote instruction form. If you vote using the enclosed proxy card or vote instruction form, you must sign, date and mail the proxy card or vote instruction form in the enclosed envelope. If you decide to attend the Annual Meeting and wish to modify your vote, you may revoke your proxy and vote in person at the meeting.

        Admission to the Annual Meeting will be by admission ticket only. If you are a stockholder of record and plan to attend the Annual Meeting, retain the top portion of your proxy card as your admission ticket and bring it and a photo ID with you so that you may gain admission to the meeting. If your shares are held through a bank, broker or other nominee, please contact your nominee and request that the nominee obtain an admission ticket for you or provide you with evidence of your share ownership, which will gain you admission to the Annual Meeting.

        Pursuant to rules adopted by the U.S. Securities and Exchange Commission, we are furnishing via the Internet our proxy statement and other proxy materials to stockholders holding less than 1,000 shares of our common stock as of the record date for the Annual Meeting. We believe this e-proxy process reduces the environmental impact of our Annual Meeting, reduces our printing and postage costs, and expedites the receipt of proxy materials by our stockholders.

        Thank you for your continued interest in PHH Corporation. We look forward to seeing you at the meeting.

Sincerely,

Glen A. Messina President and Chief Executive Officer

PHH CORPORATION
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054

NOTICE OF 2012 ANNUAL MEETING

To Our Stockholders:

        The 2012 Annual Meeting of Stockholders of PHH Corporation (the "Company") will be held at our offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, on Wednesday, June 6, 2012, at 10:00 a.m., local time (the "Annual Meeting"), for the following purposes:

          1.     To elect three Class I directors;

          2.     To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2012;

          3.     To conduct an advisory vote concerning the compensation of our named executive officers; and

          4.     To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        The Board of Directors has fixed the close of business on March 26, 2012 as the record date for the Annual Meeting. Only stockholders of record as of the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

By Order of the Board of Directors

William F. Brown Senior Vice President, General Counsel and Secretary

April 27, 2012

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS
FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 6, 2012.

THIS NOTICE OF 2012 ANNUAL MEETING, PROXY STATEMENT AND 2011 ANNUAL REPORT
IS AVAILABLE ON THE INTERNET AT:
http://www.proxyvote.com

PHH CORPORATION
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054

PROXY STATEMENT FOR THE
2012 ANNUAL MEETING OF STOCKHOLDERS

        This Proxy Statement is being furnished to the holders of common stock, par value $0.01 per share, of PHH Corporation, a Maryland corporation (the "Company"), in connection with the solicitation by our Board of Directors of proxies to be voted at the 2012 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at our offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey, on Wednesday, June 6, 2012, at 10:00 a.m., local time, or at any postponement or adjournment of the Annual Meeting, for the purposes set forth in the accompanying Notice of 2012 Annual Meeting.

        This Proxy Statement and the other proxy materials are being mailed to stockholders and are first being made available via the Internet on or about April 27, 2012. If a stockholder executes and returns the enclosed proxy card or vote instruction form or submits vote instructions to us by telephone or via the Internet, the stockholder may nevertheless revoke their proxy at any time prior to its use by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by submitting revised vote instructions to us by telephone or via the Internet prior to 11:59 p.m. EDT on Tuesday, June 5, 2012, in accordance with the instructions on the enclosed proxy card or vote instruction form. A stockholder who attends the Annual Meeting in person may revoke his or her proxy at that time and vote in person if so desired.

        Admission to the Annual Meeting will be by admission ticket only. If you are a stockholder of record and plan to attend the Annual Meeting, retain the top portion of your proxy card as your admission ticket and bring it and a photo ID with you so that you may gain admission to the meeting. If your shares are held through a bank, broker or other nominee, please contact your nominee and request that the nominee obtain an admission ticket for you or provide you with evidence of your share ownership, which will gain you admission to the Annual Meeting.

        Unless revoked or unless contrary instructions are given, each proxy that is properly signed, dated and returned or authorized by telephone or via the Internet in accordance with the instructions on the enclosed proxy card or vote instruction form prior to the start of the Annual Meeting will be voted as indicated on the proxy card or via telephone or the Internet and if no indication is made, each such proxy will be deemed to grant authority to vote, as applicable:

        (1)   Proposal 1:    FOR the election of each of Messrs. James O. Egan, Allan Z. Loren and Gregory J. Parseghian as Class I directors, each to serve until the 2015 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or until their earlier death, retirement or resignation (the "Director Election Proposal");

        (2)   Proposal 2:    FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 (the "Ratification of Auditors Proposal");

        (3)   Proposal 3:    FOR the advisory resolution approving compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K (the "Say on Pay Vote"); and

        (4)   At the discretion of the persons named in the enclosed proxy card or vote instruction form, on any other matter that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED UNDER THE DIRECTOR ELECTION PROPOSAL, "FOR" THE RATIFICATION OF AUDITORS PROPOSAL AND "FOR" THE SAY ON PAY VOTE.

GENERAL INFORMATION ABOUT THE 2012 ANNUAL MEETING

Why am I receiving these proxy materials?

        You are receiving these proxy materials because our Board of Directors (the "Board") is soliciting your proxy to cast your vote at the 2012 Annual Meeting of Stockholders (the "Annual Meeting") of PHH Corporation, a Maryland corporation ("we," "our," "us," "PHH" or the "Company"), and any adjournment or postponement of the Annual Meeting. This Proxy Statement, the accompanying Notice of 2012 Annual Meeting, our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the U.S. Securities and Exchange Commission (the "SEC") on February 28, 2012 (the "2011 Annual Report"), and the enclosed proxy card or vote instruction form for those stockholders that have been sent printed copies of our proxy materials are being mailed to stockholders or are first being made available to stockholders via the Internet on or about April 27, 2012.

When and where is the Annual Meeting going to be held?

        The Annual Meeting will be held at our offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey, on Wednesday, June 6, 2012, at 10:00 a.m., local time. Registration and seating will begin at 9:00 a.m., local time.

What is the purpose of the Annual Meeting?

        At the Annual Meeting, stockholders will vote on the matters described in the accompanying Notice of 2012 Annual Meeting and this Proxy Statement. The only matters expected to be voted upon at the Annual Meeting are (1) the Director Election Proposal, (2) the Ratification of Auditors Proposal, and (3) the Say on Pay Vote.

What are the Board's recommendations for how I should vote my shares?

        The Board recommends that you vote your shares as follows:

  •
  Proposal 1:    FOR the election of each of Messrs. James O. Egan, Allan Z. Loren and Gregory J. Parseghian as Class I directors, each to serve until the 2015 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or until their earlier death, retirement or resignation;

  •
  Proposal 2:    FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and

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  Proposal 3:    FOR the advisory resolution approving compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K.

Who can attend the Annual Meeting?

        Only stockholders of record as of the close of business on March 26, 2012, or their duly appointed proxies, may attend the Annual Meeting. Stockholders will be asked to present valid picture identification, such as a driver's license or passport. Please note that, if you hold your shares in "street name" (that is, through a bank, broker or other nominee), you must bring either a copy of the vote instruction form provided by your bank, broker or other nominee or a copy of a brokerage statement reflecting your stock ownership as of the record date.

        Cameras and video recording devices will not be permitted at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting beginning ten days prior to the Annual Meeting during ordinary business hours at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, our principal place of business, and ending on the date of the Annual Meeting.

 Do I need an admission ticket to attend the Annual Meeting?

        Yes. Attendance at the Annual Meeting will be limited to stockholders of record as of the record date, their authorized representatives and our guests. Admission will be by admission ticket only. For registered stockholders, the top portion of the proxy card enclosed with the Proxy Statement will serve as an admission ticket. If you are a beneficial owner and hold your shares in "street name," or through an intermediary, such as a bank, broker or other nominee, you should request an admission ticket from your bank, broker or other nominee or send a request in writing to PHH Corporation, Attention: Investor Relations, 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, and include proof of ownership of PHH Corporation common stock, such as a bank or brokerage firm account statement or letter from the bank, broker or other nominee holding your stock, confirming your beneficial ownership. Stockholders who do not obtain admission tickets in advance of the Annual Meeting may obtain them on the date of the Annual Meeting at the registration desk upon verifying their stock ownership as of the record date. In accordance with our security procedures, all persons attending the Annual Meeting must present picture identification along with their admission ticket or proof of beneficial ownership in order to gain admission to the meeting. Admission to the Annual Meeting will be expedited if admission tickets are obtained in advance. Admission tickets may be issued to others at our discretion.

How many votes must be present at the Annual Meeting to constitute a quorum?

        Stockholders holding a majority of the issued and outstanding shares of our common stock as of the record date, March 26, 2012, must be present, in person or by proxy, to constitute a quorum at the Annual Meeting. As of the record date, there were 56,613,019 shares of our common stock issued and outstanding. Shares represented by abstentions on any proposal to be acted upon by stockholders at the Annual Meeting will be treated as present at the Annual Meeting for purposes of determining whether a quorum is present.

How many votes can be cast by all stockholders?

        56,613,019 votes may be cast at the Annual Meeting. Each stockholder is entitled to cast one vote for each share of common stock held by such stockholder as of the record date. There is no cumulative voting and the holders of our common stock vote together as a single class.

What vote is needed for each of the proposals to be adopted?

  •
  Proposal 1—Director Election Proposal:    Directors are elected by a plurality of the votes cast by stockholders of record as of the record date that are present at the Annual Meeting, in person or by proxy, assuming a quorum is present at the Annual Meeting. The three candidates with the highest number of "FOR" votes will be elected, subject to our majority vote standard for directors in uncontested elections as set forth in our Corporate Governance Guidelines and described below. Under applicable Maryland law, abstentions and broker non-votes, if any, will not be counted as votes cast for the election of directors and, therefore, will have no effect on the outcome of the vote, although abstentions and broker non-votes will be taken into account for purposes of determining whether a quorum is present at the meeting.

    Under our Corporate Governance Guidelines, a director that fails to receive more votes cast "for" than "against" his or her election or re-election is expected to tender his or her resignation from the Board and, within 90 days following certification of the stockholder vote, the Corporate Governance Committee of the Board is required to determine whether to accept the director's resignation and to submit such recommendation for prompt consideration by the Board. Under our Corporate Governance Guidelines, the Board is required to act on any such recommendation from the Corporate Governance Committee and the Board shall nominate for election or re-election as director only candidates who agree to tender, promptly following such person's failure to receive the required vote for election or re-election at the next meeting at which such person would face election or re-election, an irrevocable resignation that will be effective upon Board acceptance of such resignation.

  •
  Proposal 2—Ratification of Auditors Proposal:    Approval of the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012, requires the affirmative vote of a majority of the votes cast on the proposal by stockholders of record as of the record date that are present at the Annual Meeting, in person or by proxy, assuming a quorum is present at the Annual Meeting. Under applicable Maryland law, abstentions will be taken into account for the purpose of determining whether a quorum is present at the meeting, but will not be counted as votes cast or shares voting on the proposal and will have no effect on the outcome of the vote.

  •
  Proposal 3—Say on Pay Vote:    Approval of the advisory resolution approving compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K, requires the affirmative vote of a majority of the votes cast on the proposal by stockholders of record as of the record date that are present at the Annual Meeting, in person or by proxy, assuming a quorum is present at the Annual Meeting. Under applicable Maryland law, abstentions and broker non-votes, if any, will be taken into account for the purpose of determining whether a quorum is present at the meeting, but will not be counted as votes cast or shares voting on the proposal and will have no effect on the outcome of the vote. Although the Say on Pay Vote is only advisory in nature and is not binding on the Board or the Company, we intend to review the voting results with the Board and the Human Capital and Compensation Committee of the Board so that such voting results may be taken into consideration in connection with future executive compensation decisions.

  •
  Other business:    All other business that may properly come before the Annual Meeting requires the affirmative vote of a majority of the votes cast on the proposal by stockholders of record as of the record date that are present at the Annual Meeting, in person or by proxy, assuming a quorum is present at the Annual Meeting. Under applicable Maryland law, abstentions and broker non-votes, if any, will not be counted as votes cast or shares voting on the proposal and, therefore, will have no effect on the outcome of the vote, although abstentions and broker non-votes will be taken into account for the purpose of determining whether a quorum is present at the meeting.

What is a broker non-vote?

        Generally, a broker non-vote occurs when shares held by a bank, broker or other nominee for a beneficial owner are not voted with respect to a particular proposal because (i) the nominee has not received voting instructions from the beneficial owner and (ii) the nominee lacks discretionary voting power to vote such shares. Under the rules of The New York Stock Exchange, LLC (the "NYSE"), a nominee does not have discretionary voting power with respect to "non-routine" matters.

        "Non-routine" matters under the NYSE's rules include director elections, whether contested or uncontested, and votes concerning executive compensation and certain corporate governance proposals. As a result, your bank, broker or other nominee may only vote your shares on "non-routine" matters if you have provided your bank, broker or other nominee with specific voting instructions.

        Thus, if your shares are held in "street name" and you do not provide instructions as to how your shares are to be voted on "non-routine" matters, your bank, broker or other nominee will not be able to vote your shares on your behalf and your shares will be reported as "broker non-votes." For matters that are still considered "routine" under the NYSE's rules (e.g., ratification of auditors), your bank, broker or other nominee may continue to exercise discretionary voting authority and may vote your shares on your behalf for such routine matters even if you fail to provide your bank, broker or other nominee with specific voting instructions as to how you would like your shares voted on such routine matters.

        We urge you to provide instructions to your bank, broker or other nominee so that your votes may be counted for each proposal to be voted upon. You should vote your shares by following the instructions provided on the vote instruction form that you receive from your bank, broker or other nominee.

How do I vote?

        You can vote in person or by valid proxy received by telephone, via the Internet or by mail. We urge you to vote by doing one of the following:

  •
  Vote by Telephone:  You can vote your shares by calling the toll-free number indicated on your proxy card using a touch-tone telephone 24 hours a day. Easy-to-follow voice prompts enable you to vote your shares and confirm that your voting instructions have been properly recorded. If you are a beneficial owner, or you hold your shares in "street name," please check your vote instruction form or contact your bank, broker or other nominee to determine whether you will be able to vote by telephone.

  •
  Vote by Internet:  You can also vote via the Internet by following the instructions on your proxy card. The website address for Internet voting is indicated on your proxy card. Internet voting is also available 24 hours per day. If you are a beneficial owner, or you hold your shares in "street name," please check your vote instruction form or contact your bank, broker or other nominee to determine whether you will be able to vote via the Internet.

  •
  Vote by Mail:  If you choose to vote by mail, complete, sign, date and return your proxy card in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received on or before June 5, 2012.

The deadline for voting by telephone or electronically through the Internet is 11:59 p.m. EDT on June 5, 2012.

Can I change my vote?

        Yes. A proxy may be revoked at any time prior to the voting at the Annual Meeting by submitting a later dated proxy (including a proxy authorization submitted by telephone or electronically through the Internet prior to the deadline for voting by telephone or the Internet), by giving timely written notice of such revocation to our Corporate Secretary in advance of the Annual Meeting or by attending the Annual Meeting and voting in person. However, if you hold shares in "street name," you may not vote shares in person at the Annual Meeting unless you bring with you a legal proxy from the stockholder of record. Only the latest dated and properly executed or authorized proxy that you timely submit will be counted.

Could other matters be decided at the Annual Meeting?

        The Board does not intend to bring any matter before the Annual Meeting other than those described in this Proxy Statement. If any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy, or their duly appointed substitutes acting at the Annual Meeting, will be authorized to vote or otherwise act in respect of any such matters in their discretion.

How do participants in our employee savings plans vote?

        For participants in the PHH Corporation Employee Savings Plan and the PHH Home Loans, LLC Employee Savings Plan (the "Savings Plans") with shares of our common stock credited to their accounts, voting instructions for the trustees of the Savings Plans are also being solicited through this Proxy Statement. In accordance with the provisions of the Savings Plans, the respective trustees will vote shares of our common stock in accordance with instructions received from the plan participants to whose accounts such shares are credited. To the extent such instructions are not received prior to 11:59 p.m. EDT on June 1, 2012, the trustees of the Savings Plans will vote the shares with respect to which they have not received instructions proportionately in accordance with the votes received for shares which they have received instructions. Instructions given with respect to shares in accounts of the Savings Plans may be changed or revoked only in writing, and no such instructions may be revoked after 11:59 p.m. EDT on June 1, 2012. Participants in the Savings Plans are not entitled to vote in person at the Annual Meeting. If a participant in the Savings Plans has shares of our common stock credited to his or her account and also owns other shares of our common stock in registered form or through a bank, broker or other nominee, he or she should receive a separate proxy card or vote instruction form for shares credited to his or her account in the Savings Plans and any other shares that he or she owns. All such proxy cards and vote instruction forms should be completed, signed and returned to ensure that votes are cast for all shares owned either directly or beneficially.

What if I vote for some but not all of the proposals?

        Shares of our common stock represented by proxies received by us (whether received through the return of the enclosed proxy card or received via telephone or the Internet) where the stockholder has provided voting instructions with respect to the proposals described in this Proxy Statement, including the Director Election Proposal, the Ratification of Auditors Proposal, and the Say on Pay Vote will be voted in accordance with the voting instructions so made. If your proxy card is properly executed and returned but does not contain voting instructions as to one or more of the proposals to be voted upon at the Annual Meeting, or if you give your proxy by telephone or via the Internet without indicating how you want to vote on each of the proposals to be voted upon at the Annual Meeting, your shares will be voted:

  •
  FOR the Director Election Proposal;

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  FOR the Ratification of Auditors Proposal;

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  FOR the Say on Pay Vote; and

  •
  At the discretion of the persons named in the enclosed proxy card or vote instruction form, on any other matter that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

        If your shares are held in street name and you do not properly instruct your bank, broker or other nominee how to vote your shares, your bank, broker or other nominee may either use its discretion to vote your shares on matters deemed "routine" by the NYSE or may not vote your shares. For any matters deemed "non-routine" by the NYSE, your bank, broker or other nominee would not be able to vote your shares on such matters. We encourage you to provide instructions to your bank, broker or other nominee by carefully following the instructions provided to ensure that your shares are voted at the Annual Meeting in accordance with your desires.

Who will pay for the cost of this proxy solicitation?

        We will pay the cost of soliciting proxies on behalf of our Board. Our directors, officers and employees may solicit proxies on our behalf in person or by telephone, facsimile or electronically through the Internet, as described above. We have engaged Broadridge Financial Solutions, Inc. ("Broadridge") to assist us in the distribution and solicitation of proxies. We will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending our proxy materials to beneficial owners of our common stock as of the record date.

Who will count and certify the vote?

        Representatives of Broadridge will count the votes and certify the voting results. The voting results are expected to be published in a Current Report on Form 8-K filed with the SEC within four business days following the conclusion of the Annual Meeting.

 How can I access the proxy materials and 2011 Annual Report electronically?

        Copies of the Notice of 2012 Annual Meeting, Proxy Statement and 2011 Annual Report, as well as other materials filed by us with the SEC, are available without charge to stockholders on our corporate website at www.phh.com or upon written request to PHH Corporation, Attention: Investor Relations, 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054. You can elect to receive future annual reports, proxy statements and other proxy materials electronically by marking the appropriate box on your proxy card or vote instruction form or by following the instructions provided if you vote by telephone or via the Internet.

        Copies of our Corporate Governance Guidelines, Independence Standards for Directors, Code of Business Conduct and Ethics for Directors, Code of Conduct for employees and officers, and the charters of each standing committee of our Board, including our Audit Committee, Human Capital and Compensation Committee, Corporate Governance Committee, and Finance and Risk Management Committee, are also available without charge to stockholders on our corporate website at www.phh.com or upon written request to PHH Corporation, Attention: Investor Relations, 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054.

PROPOSAL 1—TO ELECT THREE CLASS I DIRECTORS

        The Board has nominated Messrs. James O. Egan, Allan Z. Loren and Gregory J. Parseghian, currently Class I directors, for re-election at the Annual Meeting, each to serve as Class I directors until the 2015 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or until their earlier death, retirement or resignation. Each nominee has consented to being named in this Proxy Statement and to serve if elected. Shares of our common stock represented by duly authorized proxies will be voted FOR Messrs. Egan, Loren and Parseghian, or any substitute nominee or nominees designated by the Board if, prior to the Annual Meeting, any nominee should become unable to serve, unless the Board determines to reduce the total number of directors in accordance with our Articles of Amendment and Restatement (as amended) (the "Charter") and amended and restated by-laws.

THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH DIRECTOR NOMINATED BY THE BOARD USING THE ENCLOSED PROXY CARD OR VOTE INSTRUCTION FORM. UNLESS MARKED TO THE CONTRARY, PROPERLY EXECUTED PROXY CARDS RECEIVED BY US WILL BE VOTED "FOR" THE ELECTION OF EACH DIRECTOR NOMINATED BY THE BOARD.

 BOARD OF DIRECTORS

        Our Board currently consists of nine members. The principal occupations of, and certain other information regarding, each of the Class I director nominees and our other incumbent directors, as of April 27, 2012, are set forth below. During 2011, our Board held twenty-four meetings and each incumbent director and director nominee attended at least 90% of the meetings held by the Board during the period in which each such director served as a member of the Board. All directors are expected to attend each regularly scheduled meeting of the Board, as well as each annual meeting of our stockholders (subject to certain limited exceptions). All of our directors that were serving as directors on June 8, 2011, attended the 2011 Annual Meeting of Stockholders held on June 8, 2011.

Nominees to Serve as Class I Directors—Term Expires in 2015

        James O. Egan, 63, serves as our Non-Executive Chairman of the Board and has served as a director since March 30, 2009. Mr. Egan served as a Managing Director of Investcorp International, Inc., an alternative asset management firm specializing in private equity, hedge fund offerings and real estate and technology investments, from 1998 through 2008. Mr. Egan was the partner-in-charge, M&A Practice, U.S. Northeast Region for KPMG LLP from 1997 to 1998 and served as the Senior Vice President and Chief Financial Officer of Riverwood International, Inc. from 1996 to 1997. Mr. Egan began his career with PricewaterhouseCoopers (formerly Coopers & Lybrand) in 1971 and served as partner from 1982 to 1996 and a member of the Board of Partners from 1995 to 1996. Mr. Egan possesses over forty years of business experience involving companies of varying sizes from start-ups to Fortune 500 public companies operating across numerous industries, including twenty-five years of public accounting experience having served as lead audit partner involved in the audits of annual financial statements of numerous public companies. He also has ten years of private equity experience working with portfolio companies in the US and Europe to create shareholder value. Mr. Egan also currently serves as a director of New York & Company, Inc. and privately-held Thermadyne Technologies Holdings, Inc. and Dots, LLC. Mr. Egan's broad business, strategic, operational, financial, and private equity experience led to a conclusion that it is appropriate that he be nominated to stand for re-election as a director.

        Allan Z. Loren, 73, has served as a director since June 10, 2009. Mr. Loren currently serves as an Executive Coach to chief executive officers. He served as both Chairman and Chief Executive Officer of Dun & Bradstreet from 2000 through 2004 and as Chairman in 2005. Prior to joining Dun & Bradstreet, he served as Executive Vice President and Chief Information Officer of American Express from 1994 to 2000, as President and Chief Executive Officer of Galileo International from 1991 to 1994, as President of Apple Computer USA from 1988 to 1990, and as Chief Information Officer of Apple Computer from 1987 to 1988. Mr. Loren was also the Chief Administrative Officer and Chief Information Officer of Cigna from 1979 to 1987 and 1971 to 1987, respectively. He currently serves as a director of Iron Mountain Inc. and on the Board of Trustees of Queens College, City University of New York as a director. Mr. Loren previously served on the board of directors of Fair Isaac Corporation, Hershey Foods, Reynolds & Reynolds, U.S. Cellular, and Venator Group (currently known as Foot Locker, Inc.) Mr. Loren's operational, technological, executive coaching and leadership experience, including experience leading transformational change, led to a conclusion that it is appropriate that he be nominated to stand for re-election as a director.

        Gregory J. Parseghian, 51, has served as a director since June 10, 2009. Mr. Parseghian is currently a private investor and, from September 2007 through December 2008, served as Director of Research for Brahman Capital. He has substantial experience in the financial and mortgage industries, having served in executive positions at First Boston Corp., BlackRock Financial Management and Salomon Brothers from 1982 through 1995. In 1996, Mr. Parseghian became Chief Investment Officer of Freddie Mac and served in that position until June 2003 at which time he was promoted by Freddie Mac's board of directors to serve as Chief Executive Officer until December 2003. He previously served on the board of directors of the Armenian Church Endowment Fund and The Langley School, both of which are non-profit organizations, and Everquest Financial, Ltd., a specialty finance holding company. Mr. Parseghian has had over twenty-five years of progressively increasing responsibility in the areas of investment banking, investment management and risk management. His background includes substantial involvement in the analysis, securitization and management of mortgage-backed securities. Mr. Parseghian's mortgage industry and risk management experience led to a conclusion that it is appropriate that he be nominated to stand for re-election as a director.

Continuing Class II Directors—Term Expires in 2013

        Thomas P. (Todd) Gibbons, 55, has served as a director since July 1, 2011. Mr. Gibbons currently serves as a Vice Chairman and Chief Financial Officer of The Bank of New York Mellon Corporation and BNY Mellon, N.A. Mr. Gibbons served as Chief Risk Officer of BNY Mellon from July 2007 to July 2008. Prior to the merger of The Bank of New York with Mellon Financial Corporation, Mr. Gibbons served as Senior Executive Vice President and Chief Financial Officer of The Bank of New York Company, Inc. from September 2006 until June 2007, and in various other capacities at The Bank of New York Company, Inc. since 1986. Mr. Gibbons currently serves on the Board of Managers of ConvergEx Holdings, LLC, is on the advisory board of Wake Forest University's Business School and is also on the board of the Summit Area YMCA. Mr. Gibbon's senior financial management and leadership experience in the financial services industry led to a conclusion that it is appropriate that he continue to serve as a director.

        Deborah M. Reif, 59, has served as a director since April 1, 2010. Ms. Reif served most recently as Chief Executive Officer and President of the Equipment Services division of General Electric Company, a global transportation equipment enterprise, from 2006 through 2009 with responsibility for a global operating lease portfolio and a supply chain service strategy. From 2005 to 2006, Ms. Reif served as President of Digital Media of NBC Universal where she led the transformation of that operation to a digital business model. Prior to that, Ms. Reif served as Executive Vice President of Financial Structuring for NBC Universal where she led the assessment and restructuring of the Universal Theme Park portfolio from 2004 through 2005. From 2001 through 2004, she served as Chairman and Chief Executive Officer of Financial Guaranty Insurance Company and earlier in her career, in various financial roles of increasing importance with GE Capital from 1971 through 2001. Ms. Reif's financial, risk management and relevant operational experience and leadership roles within a large, publicly-traded global enterprise led to a conclusion that it is appropriate that she continue to serve as a director.

        Carroll R. Wetzel, Jr., 68, has served as a director since January 1, 2010. Mr. Wetzel also serves as a director of Exide Technologies, Inc. He previously served as Vice Chairman and lead director at Arch Wireless from 2001 through 2002; as non-executive Chairman of the Board of Directors of Safety Components International from 2000-2005; as a director of Laidlaw International, Inc. from 2004 to 2007; as a director of Brink's Home Security Holdings, Inc. from 2008-2010; and as a director of The Brink's Company during 2008. Before that, he spent approximately 20 years working in investment banking and corporate finance. From 1988 to 1996, Mr. Wetzel served as head of the Merger and Acquisition Group at Chemical Bank and following its merger with Chase Manhattan Bank as co-head of the Merger and Acquisition Group and also previously served as a corporate finance officer at Dillon Read & Co., Inc. and Smith Barney. Mr. Wetzel's investment banking and financial services industry experience and his past service as a member of several other public company Board's led to a conclusion that it is appropriate that he continue to serve as a director.

Continuing Class III Directors—Term Expires in 2014

        James W. Brinkley, 75, has served as a director since January 31, 2005. In July 2009, Mr. Brinkley became Vice Chairman of Morgan Stanley Smith Barney Global Wealth Management, effective with the new joint venture of Morgan Stanley and Smith Barney. In December 2005, Mr. Brinkley became Vice Chairman of Smith Barney's Global Private Client Group following Citigroup Inc.'s acquisition of Legg Mason Wood Walker, Incorporated ("LMWW"). Mr. Brinkley served as a director of Legg Mason, Inc., a holding company that, through its subsidiaries, provides financial services to individuals, institutions, corporations, governments and government agencies since its formation in 1981. Mr. Brinkley has served as a Senior Executive Vice President of Legg Mason, Inc. since December 1983. Mr. Brinkley became Chairman of LMWW, Legg Mason Inc.'s principal brokerage subsidiary, in February 2004. Mr. Brinkley previously served as LMWW's Vice Chairman and Chief Executive Officer from July 2003 through February 2004, as its President from 1985 until July 2003 and as its Chief Operating Officer from February 1998 until July 2003. Mr. Brinkley is Chairman of the Mason School of Business Foundation Board of the College of William and Mary, the Founding Board Chair of Business Volunteers Unlimited of Maryland and a former Director of AARP Services Inc. and former Chairman of the Securities Industry Association. Mr. Brinkley's nearly five decades of senior management and leadership experience in the financial services industry, as well as his past contributions to the Board, led to a conclusion that it is appropriate that he continue to serve as a director. As previously disclosed, Mr. Brinkley has informed the Board of Directors of his intention to retire from the Board as of June 30, 2012.

        Glen A. Messina, 50, has served as a director and as President and Chief Executive Officer since January 3, 2012. Mr. Messina served as our Chief Operating Officer from July 2011 to December 2011. Prior to joining PHH, Mr. Messina spent 17 years at General Electric Company ("GE") most recently as Chief Executive Officer of GE Chemical and Monitoring Solutions, a global water and process specialty chemicals services business, from 2008 until July 2011. Previously, Mr. Messina served as Chief Financial Officer of GE Water and Process Technologies from 2007 to 2008 and Chief Financial Officer of GE Equipment Services from 2002 to 2007. Prior thereto, Mr. Messina served in various other senior level positions at GE including, at GE Capital Mortgage Corporation, Chief Executive Officer from 1998 to 2000 and Chief Financial Officer from 1996 to 1998. Mr. Messina's position as our President and Chief Executive Officer and his operational and leadership experience led to a conclusion that it is appropriate that he continue to serve as a director.

        Charles P. Pizzi, 61, has served as a director since January 26, 2012. Mr. Pizzi was a member of the Board of Directors of the Federal Reserve Bank of Philadelphia from 2006 through 2011 and served as its Chairman from 2010 through 2011. He served as the President and Chief Executive Officer of Tasty Baking Company from 2002 until its merger with Flowers Foods, Inc. in 2011. From 1989 to 2002, Mr. Pizzi was the President and Chief Executive Officer of the Greater Philadelphia Chamber of Commerce. Mr. Pizzi currently serves on the boards of Brandywine Realty Trust, AlliedBarton Security Services LLC, Independence Blue Cross, and FS Energy and Power Fund. Mr. Pizzi holds a B.S. in Business Administration from LaSalle University and an M.S. from the University of Pennsylvania. Mr. Pizzi's operational and leadership experience, including experience leading transformational change, led to a conclusion that it is appropriate that he continue to serve as a director.

 Independence of the Board of Directors

        Under the rules of the NYSE and the SEC, our Board is required to affirmatively determine which directors are independent and to disclose such determination in our annual report to stockholders and in our proxy statement for each annual meeting of stockholders. Our Board has reviewed each director's relationships with us in conjunction with our previously adopted categorical Independence Standards for Directors (the "Independence Standards") and Section 303A of the NYSE's Listed Company Manual (the "NYSE Listing Standards"). A copy of our categorical Independence Standards is available on our corporate website at www.phh.com under the heading "Investor Relations—Corporate Governance." A copy of our Independence Standards is also available to stockholders upon request, addressed to the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054. Based on the Board's review, our Board has affirmatively determined that each of our current non-employee directors and director nominees—Messrs. Brinkley, Egan, Gibbons, Loren, Parseghian, Pizzi and Wetzel and Ms. Reif—is independent within the meaning of our categorical Independence Standards and the NYSE Listing Standards and has no material relationship with us or any of our subsidiaries, either directly or as a partner, stockholder or officer of an organization that has a relationship with us. Our Board has also determined that Mr. Messina, who serves as our Chief Executive Officer, is not an independent director. Accordingly, approximately 89% of our incumbent directors, representing more than two-thirds of our incumbent directors as required by our Corporate Governance Guidelines, are independent.

COMMITTEES OF THE BOARD

        The Board has a standing Audit Committee, Human Capital and Compensation Committee, Corporate Governance Committee, and Finance and Risk Management Committee. Each such committee consists solely of directors who have been affirmatively determined to be "independent" within the meaning of the NYSE Listing Standards and our Independence Standards. Each such committee operates pursuant to a written charter and a copy of each committee's charter is available on our corporate website at www.phh.com under the heading "Investor Relations—Corporate Governance." A copy of each committee's charter is also available to stockholders upon request, addressed to the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054.

Audit Committee

        The Audit Committee assists our Board in the oversight of the integrity of our financial statements, our independent registered public accounting firm's qualifications and independence, the performance of our independent registered public accounting firm and our internal audit function, and our compliance with legal and regulatory requirements. The Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Audit Committee also oversees our corporate accounting and reporting practices by:

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  meeting with our financial management and independent registered public accounting firm to review and discuss our financial statements, quarterly earnings releases and financial data, and internal controls over financial reporting;

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  appointing and pre-approving all services provided by the independent registered public accounting firm that will audit our financial statements;

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  reviewing the internal audit plan; and

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  reviewing the scope, procedures and results of our audits.

        The Audit Committee is currently comprised of Messrs. Egan (Chair), Gibbons, Parseghian and Wetzel. Our Board has determined that Messrs. Egan and Gibbons qualify as "audit committee financial experts" within the meaning of applicable SEC rules and are independent directors under the Independence Standards and the NYSE Listing Standards. During 2011, the Audit Committee met ten times and each incumbent member of the Audit Committee attended at least 90% of the meetings held by the Audit Committee during the period in which each such member served as a member of the Audit Committee.

Human Capital and Compensation Committee

        The Human Capital and Compensation Committee determines and approves all elements of compensation for our senior management and our Chief Executive Officer, whose compensation is subject to further approval by the Board; reviews and approves our compensation strategy, including the elements of total compensation for senior management; reviews and approves the annual bonus and long-term bonus incentive plans, and reviews and grants equity awards for our employees. The Human Capital and Compensation Committee also assists us in developing compensation and benefit strategies to attract, develop and retain qualified employees. See "Executive Compensation" for additional information regarding the process for the determination and consideration of executive compensation. The Human Capital and Compensation Committee is also responsible for reviewing and recommending to the Board the compensation of our non-employee directors. The Human Capital and Compensation Committee is currently comprised of Messrs. Loren (Chair), Brinkley and Pizzi and Ms. Reif. During 2011, the Human Capital and Compensation Committee met eighteen times and each incumbent member of the Human Capital and Compensation Committee attended at least 94% of the meetings held by the Human Capital and Compensation Committee during the period in which each such member served as a member of the Human Capital and Compensation Committee.

Corporate Governance Committee

        The Corporate Governance Committee's responsibilities with respect to its governance function include considering matters of corporate governance and reviewing and revising our Corporate Governance Guidelines, Code of Business Conduct and Ethics for Directors and our Code of Conduct for employees and officers. The Corporate Governance Committee identifies, evaluates and recommends nominees for our Board for each annual meeting (see "Corporate Governance—Nomination Process and Qualifications for Director Nominees" below); evaluates the composition, organization and governance of our Board and its committees, and develops and recommends corporate governance principles and policies applicable to us. The Corporate Governance Committee is currently comprised of Messrs. Wetzel (Chair), Brinkley, Egan, Loren and Parseghian and Ms. Reif. During 2011, the Corporate Governance Committee met six times and each incumbent member of the Corporate Governance Committee attended at least 67% of the meetings held by the Corporate Governance Committee during the period in which each such member served as a member of the Corporate Governance Committee.

Finance and Risk Management Committee

        The Finance and Risk Management Committee assists our Board in fulfilling its oversight responsibilities with respect to the assessment of our overall capital structure and its impact on the generation of appropriate risk adjusted returns, as well as the existence, operation and effectiveness of our risk management programs, policies and practices. The Finance and Risk Management Committee is currently comprised of Messrs. Parseghian (Chair) and Wetzel and Ms. Reif. During 2011, the Finance and Risk Management Committee met eight times and each incumbent member of the Finance and Risk Management Committee attended at least 88% of the meetings held by the Finance and Risk Management Committee during the period in which each such member served as a member of the Finance and Risk Management Committee.

CORPORATE GOVERNANCE

Board of Directors' Role in Risk Oversight

        Our business and affairs are managed under the direction of the Board in accordance with our amended and restated by-laws. The role of the Board is one of oversight, including as to matters relating to risk management. Our management is responsible for managing our day-to-day operations and affairs, including the development and implementation of systems and processes to identify and monitor risks to the Company and policies and procedures to ensure that risks undertaken by the Company are consistent with our business objectives and risk tolerances. To assist it in fulfilling its oversight function, including as to matters related to risk management, the Board has established four standing committees: the Audit Committee, the Human Capital and Compensation Committee, the Corporate Governance Committee, and the Finance and Risk Management Committee. Each standing committee regularly reports to the Board and is responsible for risk oversight in connection with actions taken by such committee consistent with the exercise of fiduciary duties by the directors serving on such committee. Our risk management process is intended to ensure that our risks are undertaken knowingly and purposefully.

        As noted above, the primary purpose of the Finance and Risk Management Committee is to assist the Board in fulfilling its oversight responsibilities with respect to the assessment of our overall capital structure and its impact on the generation of appropriate risk adjusted returns, as well as the existence, operation and effectiveness of our risk management programs, policies and practices, among other things. The Finance and Risk Management Committee regularly discusses with our management, including, among others, our Chief Executive Officer, Chief Financial Officer, Chief Risk Officer and Treasurer, risks facing the Company and management's plans and initiatives undertaken to mitigate such risks.

        The Audit Committee charter provides that the Audit Committee is responsible for discussing our guidelines and policies governing the process by which we undertake risk assessment and risk management, including our major financial risk exposures and the steps our management has taken to monitor and control such exposures. Further, as part of our periodic reporting process, management reviews with the Audit Committee our disclosure process and the disclosures contained in our periodic reports filed with the SEC, including disclosure concerning our risk factors.

        The Human Capital and Compensation Committee has focused on aligning our compensation policies with our long-term interests and avoiding short-term rewards for management decisions that could pose long-term risks to us as described in more detail below under "Executive Compensation." The Board's compensation risk governance includes the Human Capital and Compensation Committee consulting with the Board's Audit Committee and Finance and Risk Management Committee around compensation and risk. The Finance and Risk Management Committee reviews the risk factors each year, and reviews program changes for these factors, consistent with its Charter.

Board Leadership Structure

        Since 2005, our Chairman of the Board has been an independent, non-employee director. The Chairman of the Board is elected by a majority vote of the directors. Currently, James O. Egan serves as our non-executive Chairman of the Board, a position he has held since June 17, 2009. Mr. Egan has served as a director and as Chair of the Audit Committee of the Board since March 30, 2009. Mr. Egan also serves as a member of the Corporate Governance Committee of the Board.

        In his capacity as non-executive Chairman of the Board, Mr. Egan leads all meetings of our Board at which he is present, but does not serve as an employee or corporate officer. The non-executive Chairman of the Board serves on appropriate committees as requested by the Board, sets meeting schedules and agendas and manages information flow to the Board to assure appropriate understanding of, and discussion regarding matters of interest or concern to the Board. The non-executive Chairman of the

Board also has such additional powers and performs such additional duties consistent with organizing and leading the actions of the Board as the Board may from time-to-time prescribe.

        The decision to separate the positions of Chairman of the Board and Chief Executive Officer was made at the time of our spin-off in early 2005. Although the Board does not currently have a policy requiring that the positions of Chairman of the Board and Chief Executive Officer be separated, the Board continues to believe that it is appropriate for the Chairman of the Board to be an independent, non-employee director to ensure that the Board operates independently of management in the fulfillment of its oversight function and that the matters presented for consideration by the Board and its committees reflect matters of key importance to the Company and its stockholders as determined by the independent directors.

Executive Sessions of Non-Management Directors

        Executive sessions of non-management directors are held regularly by the Board and its Committees without management present to discuss the criteria upon which the performance of the Chief Executive Officer and other senior executives is based, the performance of the Chief Executive Officer and other senior executives against such criteria, the compensation of the Chief Executive Officer and other senior executives and any other relevant matters. Our Board has designated Mr. Egan, our non-executive Chairman of the Board and Chairman of the Audit Committee, as the presiding director of executive sessions of the non-management directors of the Board.

Corporate Governance Guidelines

        The Board has adopted Corporate Governance Guidelines to assist the Board in monitoring the effectiveness of decision-making, both at the Board and management levels and to enhance long-term stockholder value. The Corporate Governance Guidelines outline the following:

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  the responsibilities of the Board;

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  the composition of the Board, including the requirement that two-thirds of the directors be independent within the meaning of the NYSE Listing Standards;

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  Director duties, tenure, retirement and succession;

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  conduct of Board and Committee meetings; and

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  the selection and evaluation of the Chief Executive Officer.

        Our Corporate Governance Guidelines are available on our corporate website at www.phh.com under the heading "Investor Relations—Corporate Governance." A copy of our Corporate Governance Guidelines is also available to stockholders upon request, addressed to the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054.

Code of Business Conduct and Ethics for Directors

        We are committed to conducting business in accordance with the highest standards of business ethics and complying with applicable laws, rules and regulations. In furtherance of this commitment, our Board promotes ethical behavior and has adopted a Code of Business Conduct and Ethics for Directors (the "Directors Code") that is applicable to all of our directors. The Directors Code provides, among other things:

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  guidelines for directors with respect to what constitutes a conflict of interest between a director's private interests and interests of PHH;

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  a set of standards that must be followed whenever we contemplate a business relationship between us and a director;

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  restrictions on competition between our directors and PHH and the use of our confidential information by directors for their personal benefit; and

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  disciplinary measures for violations of the Directors Code and any other applicable rules and regulations.

        The Directors Code is available on our corporate website at www.phh.com under the heading "Investor Relations—Corporate Governance." We will post any amendments to the Directors Code, or waivers of its provisions, to our corporate website under the heading "Investor Relations—Corporate Governance." A copy of the Directors Code is also available to stockholders upon request, addressed to the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054.

Code of Conduct for Employees and Officers

        Our Board has also adopted a Code of Conduct for employees and officers (the "Employees and Officers Code") that is applicable to all of our officers and employees, including our Chief Executive Officer and Chief Financial Officer. The Employees and Officers Code provides, among other things:

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  guidelines for our officers and employees with respect to ethical handling of conflicts of interest, including examples of the most common types of conflicts of interest that should be avoided (e.g., receipt of improper personal benefits, having an ownership interest in other businesses that may compromise an officer's loyalty to us, obtaining outside employment with a competitor of ours, etc.);

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  a set of standards to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by us, including, for example, a specific requirement that all accounting records must be duly preserved and must accurately reflect our assets and liabilities;

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  a requirement to comply with all applicable laws, rules and regulations;

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  guidance promoting prompt internal communication of any suspected violations of the Employees and Officers Code to the appropriate person or persons identified in the Employees and Officers Code; and

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  disciplinary measures for violations of the Employees and Officers Code and any other applicable rules and regulations.

        The Employees and Officers Code is available on our corporate website at www.phh.com under the heading "Investor Relations—Corporate Governance." We will post any amendments to the Employees and Officers Code, or waivers of its provisions for any of our executive officers, to our corporate website under the heading "Investor Relations—Corporate Governance." A copy of the Employees and Officers Code is also available to stockholders upon request, addressed to the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054.

Nomination Process and Qualifications for Director Nominees

        The Board has established certain procedures and criteria for the selection of nominees for election to our Board. In accordance with such procedures and criteria as set forth in our Corporate Governance Guidelines, the Board seeks members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. Pursuant to its charter, the Corporate Governance Committee is required to identify individuals qualified to become members of the Board, which shall be consistent with the Board's criteria for selecting new directors. In identifying possible director candidates, the Corporate Governance Committee considers recommendations of professional search firms, stockholders, and members of management or the Board. In evaluating possible director candidates, the Corporate Governance Committee, consistent with the Board's Corporate Governance Guidelines and its charter, considers criteria such as skills, experience, age, diversity, and availability to prepare, attend and participate in Board and Board Committee meetings, as well as personal qualities of leadership, character, judgment, and reputation for integrity and adherence to the highest ethical standards, so as to enhance the Board's ability to oversee in the interest of our stockholders our affairs and business, including, when applicable, to enhance the ability of Committees of the Board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or NYSE requirement. In considering diversity, in particular, the Corporate Governance Committee considers general principles of diversity in the broadest sense. The Corporate Governance Committee seeks to recommend the nomination of directors who represent different qualities and attributes and a mix of professional and personal backgrounds and experiences that will enhance the quality of the Board's deliberations and oversight of our business. The Corporate Governance Committee is also responsible for conducting a review of the credentials of individuals it wishes to recommend to the Board as a director nominee, recommending director nominees to the Board for submission for a stockholder vote at either an annual meeting of stockholders or at any special meeting of stockholders called for the purpose of electing directors, reviewing the suitability for continued service as a director of each Board member when his or her term expires and when he or she has a significant change in status, including but not limited to an employment change, and recommending whether such a director should be re-nominated to the Board or continue as a director. The Corporate Governance Committee's assessment of director nominees includes an examination of whether the individual is independent and whether the individual's service as a director may give rise to a conflict of interest, as well as consideration of diversity, age, skills and experience in the context of the needs of the Board. Additionally, the Corporate Governance Committee conducts a vetting process that generally includes, among other things, personal interviews, discussions with professional references, background and credit checks, and resume verification. When formulating its director nominee recommendations, the Corporate Governance Committee also considers the advice and recommendations from others as it deems appropriate.

        Our amended and restated by-laws provide the procedure for stockholders to make director nominations either at any annual meeting of stockholders or at any special meeting of stockholders called for the purpose of electing directors. A stockholder who is both a stockholder of record on the date of notice as provided for in our amended and restated by-laws and on the record date for the determination of stockholders entitled to vote at such meeting and gives timely notice can nominate persons for election to our Board either for an annual meeting of stockholders or at any special meeting of stockholders called for the purpose of electing directors. The notice must be delivered to or mailed and received by the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054:

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  in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 90th day prior to the date of such annual meeting and not later than the close of business on the later of the 60th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made, and

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  in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was sent or public announcement of the date of the special meeting was made, whichever first occurs.

        The stockholder's notice to our Corporate Secretary must be in writing and include the following information, as more fully described in Section 1.10 of our amended and restated by-laws:

          (i)  as to each person whom the stockholder proposes to nominate for election as a director (each, a "Proposed Nominee"):

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  all information relating to the Proposed Nominee that would be required to be disclosed in connection with solicitations of proxies for election of the Proposed Nominee pursuant to Regulation 14A of the Exchange Act; and

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  a statement of the background and qualifications of each such Proposed Nominee;

         (ii)  as to the stockholder giving the notice of any Proposed Nominee and any Stockholder Associated Person (as defined in the amended and restated by-laws):

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  the class, series and number of all shares of stock or other securities of the Company or any affiliate of the Company (collectively, the "Company Securities"), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person;

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  the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person;

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  whether and the extent to which such stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly, is subject to or during the last six months has engaged in any hedging, derivative or similar transactions with respect to any Company Securities; and

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  any interest, direct or indirect, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the Company or any affiliate of the Company, other than an interest arising from the ownership of Company Securities;

        (iii)  as to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in (ii) above, and any Proposed Nominee, the name and address of such stockholder, as they appear on our stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person and any Proposed Nominee;

        (iv)  a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the Proposed Nominee(s) in its notice, and

         (v)  any other information relating to such stockholder that would be required to be disclosed in connection with solicitations of proxies for election of the Proposed Nominee pursuant to Regulation 14A of the Exchange Act.

        Such notice must be accompanied by a written consent of each Proposed Nominee to be named as a nominee and to serve as a director if elected. No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth in our amended and restated by-laws. If the chairman of the meeting determines that a nomination was not made in accordance with the above-described procedures, the chairman of the meeting shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. No adjournment or postponement of a meeting of stockholders shall commence a new period for the giving of notice of a stockholder proposal under our amended and restated by-laws.

 Communication with Non-Management Directors

        In accordance with our Corporate Governance Guidelines, all stockholder and interested party communications to any director, the non-management directors as a group or the Board shall be forwarded to the attention of the Chair of the Corporate Governance Committee, c/o the Corporate Secretary, 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054. The Corporate Secretary shall review all such stockholder and interested party communications and discard those which (i) are not related to our business or governance of our Company, (ii) are commercial solicitations which are not relevant to the Board's responsibilities and duties, (iii) pose a threat to health or safety or (iv) the Chair of the Corporate Governance Committee has otherwise instructed the Corporate Secretary not to forward. The Corporate Secretary will then forward all relevant stockholder and interested party communications to the Chair of the Corporate Governance Committee for review and dissemination.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Person Transactions

        Pursuant to the Audit Committee's amended charter, the Audit Committee reviews and approves all transactions with related persons, including executive officers and directors, as described in Item 404(a) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission. We review any relationships or transactions in which we and our directors or executive officers, or their immediate family members, are participants to determine whether these persons have a direct or indirect material interest. Our Directors Code and our Employees and Officers Code provide specific provisions regarding such relationships between our directors or executive officers and us. Our Directors Code requires that any monetary arrangement for goods or services between, on the one hand, an independent Director, or any member of an independent Director's immediate family, and, on the other hand, either the Company or a member of our senior management be subject to approval by the Board as a whole, unless it falls into one of the following categories in which case approval by the Board as a whole is not required:

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  the director's sole interest in the arrangement is by virtue of his or her status as a director, executive officer and/or holder of less than 10% equity interest (other than a general partnership interest) in an entity with which we have concluded such an arrangement;

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  the arrangement involves payments to or from the entity that constitute less than the greater of $1 million or 2% of the entity's consolidated gross revenues; and

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  the director is not personally involved in (i) the negotiation and execution of the arrangement, (ii) performance of the services or provision of the goods or (iii) the monetary arrangement.

        See "Corporate Governance—Code of Business Conduct and Ethics for Directors" and "Corporate Governance—Code of Conduct for Employees and Officers" above for more information.

Transactions with BlackRock, Inc.

        On February 13, 2012, BlackRock, Inc. ("BlackRock") filed a Schedule 13G/A with the U.S. Securities and Exchange Commission disclosing that certain of its affiliates held, in the aggregate, approximately 5.54% of our common stock as of December 31, 2011. Affiliates of BlackRock provide us with various investment management and risk analytics products and services. During the year ended December 31, 2011, we paid affiliates of BlackRock approximately $1.3 million for investment management and risk analytics products and services. During the year ending December 31, 2012, we expect to pay affiliates of BlackRock approximately $1.5-1.8 million for investment management and risk analytics products and services. All of our agreements with BlackRock's affiliates were made pursuant to arm's length transactions at prevailing market rates for the services or products rendered or delivered.

Transactions with BNY Mellon

        Thomas P. Gibbons, who has served as one of our directors since July 1, 2011, is Vice Chairman and Chief Financial Officer of the Bank of New York Mellon Corporation, the Bank of New York Mellon, and BNY Mellon, N.A. (collectively, together with their respective affiliates, "BNY Mellon"). We have certain relationships and engage in various transactions with BNY Mellon, including financial services, commercial banking and other transactions. BNY Mellon participates as a lender in several of our credit facilities, functions as the custodian for loan files, and functions as the indenture trustee in respect of certain of our outstanding debt obligations. We also execute forward loan sales agreements and interest rate contracts with BNY Mellon. These transactions were entered into in the ordinary course of business upon terms, including interest rate and collateral, substantially the same as those prevailing at the time for comparable transactions. The fees paid to BNY Mellon, including interest expense, during the year ended December 31, 2011 were not significant. Notwithstanding the foregoing, the Board has determined that Mr. Gibbons is an independent director within the meaning of our categorical Independence Standards and the NYSE Listing Standards and has no material relationship with us or any of our subsidiaries, either directly or as a partner, stockholder or officer of an organization that has a relationship with us.

Director Indemnification Agreements

        We have entered into Indemnification Agreements with each of our directors, including our President and Chief Executive Officer, Mr. Messina. Pursuant to such Indemnification Agreements, we have agreed to indemnify and advance expenses and costs incurred by each director in connection with any claims, suits or proceedings arising as a result of his or her service as a director, to the maximum extent permitted by law, including third-party claims and proceedings brought by or in right of us.

Agreement with Alvarez & Marsal

        Following approval by our Board, we entered into a letter agreement dated March 1, 2011, with Alvarez & Marsal North America, LLC ("A&M") pursuant to which David J. Coles, a Managing Director of A&M, serves as our Interim Executive Vice President and Chief Financial Officer. We agreed to pay $138,125 per month to A&M for the services of Mr. Coles plus reimbursement for reasonable out-of-pocket expenses. A&M is also eligible to earn incentive compensation that is capped at 35.29% of A&M's total monthly fees. Mr. Coles is compensated pursuant to his arrangements with A&M and he is not separately compensated by us and does not participate in any of our equity compensation plans or employee benefit plans. The letter agreement provides that Mr. Coles will report to our Chief Executive Officer and will perform all of the duties typical and customary of a public company chief financial officer.

Employment of Mr. George J. Kilroy's Immediate Family Member

        Bradford C. Burgess, who serves as Vice President, Keystone Sales at PHH Arval, is the son-in-law of George J. Kilroy, our Executive Vice President, Fleet. Mr. Burgess received compensation, including base salary, commissions and bonus payments, of $317,331 for 2011 and was eligible to participate in employee benefit plans available to employees generally on a non-discriminatory basis. Mr. Burgess' compensation and benefits were commensurate with other employees in comparable positions at PHH Arval. Mr. Kilroy has not been involved in decisions with respect to Mr. Burgess' compensation or job performance, and procedures have been established to limit Mr. Kilroy's access to such information.

Consumer Credit Loans in the Ordinary Course of Business

        One or more of our mortgage lending subsidiaries has made, in the ordinary course of their respective consumer credit businesses, mortgage loans and/or home equity lines of credit to certain of our directors and executive officers or their immediate family members of types generally made available to the public by such mortgage lending subsidiaries. Such mortgage loans and/or home equity lines of credit were made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with our other customers generally, and they did not involve more than the normal risk of collectability or present other unfavorable features. Generally, we sell these mortgage loans and/or home equity lines of credit, soon after origination, into the secondary market in the ordinary course of business.

DIRECTOR COMPENSATION

        Our non-employee director compensation program is intended to align our non-employee directors' interests with those of our stockholders. We provide non-employee directors with equity-based compensation to focus them on sustainable shareholder value creation and to provide them market-competitive compensation for their Board service. We also pay at least 50% of non-employee director compensation in the form of equity, further strengthening the alignment between directors and shareholders. Members of our Board who are also our officers or employees do not receive any additional compensation for serving as a director. Currently, our only employee director is our Chief Executive Officer.

        Our non-employee directors' equity-based compensation is paid in the form of restricted stock units ("Director RSUs") that are granted under the PHH Corporation Amended and Restated 2005 Equity and Incentive Plan, as amended (the "2005 Equity and Incentive Plan"). Director RSUs are not settled until one year after a director's service on the Board ends.

        As a result, our non-employee directors are effectively restricted from selling any of their vested equity-based compensation not only while serving as a director, but also for one year after their Board service ends. Accordingly, our non-employee directors' are essentially subject to a 100% stock ownership requirement with respect to their Director RSUs and we believe that our non-employee directors' compensation program aligns the interests of such directors with long-term shareholder interests.

        The Human Capital and Compensation Committee is responsible for reviewing and making recommendations to the Board concerning our non-employee director compensation. The full Board must approve any changes to that program. We believe that this practice is effective in both administering our non-employee directors compensation program, and ensuring that all Board members have input into any changes in such program. None of our executive officers play a role in determining or recommending the amount or form of non-employee director compensation. (Our former Chief Executive Officer, in his capacity as a director, did however vote to approve the changes to our non-employee director compensation program in 2010.)

        Our non-employee director compensation did not change in 2011, and has been increased only once since we became publicly traded in 2005. The Human Capital and Compensation Committee's compensation consultant conducted studies in both 2009 and 2010 which found that our non-employee director compensation program was below market-competitive levels. Based on the factors set forth below as well as these studies, the Board, upon the recommendation of the Human Capital and Compensation Committee, took action in 2010 to increase our non-employee directors' compensation to current levels. The factors that the Human Capital and Compensation Committee and the Board took into account were:

  •
  Our non-employee directors cannot sell any vested equity-based compensation until one year after leaving the Board. This ensures that our non-employee directors are directly aligned with shareholder interests. Unlike directors at many other companies, our non-employee directors cannot monetize any of their equity-based compensation during their term of Board service.

  •
  At least 50% of all Board retainers and Committee stipends are paid in the form of equity awards.

  •
  Our non-employee directors are serving on our Board during a time of transformation. Our operating and support processes are undergoing a multi-year performance improvement process, which is expected to migrate to continuous improvement.

  •
  Our Board processes have been revamped, including new Charters for the Board's Committees.

  •
  Due to these and other responsibilities, as well as the relatively small size of our Board, we believe each Board member attends a greater number of Board and Committee meetings than directors at other comparable companies, and our Board members do not receive either Board or Committee meeting fees to compensate them for the additional time commitments.

        The current non-employee director compensation program detailed below provides at or below market median compensation levels to our Board members in light of their workload relative to directors at other comparable companies.

Annualized Amount
Non-Executive Chairman of the Board Retainer	$295,000
Board Member Retainer	220,000
Audit Committee, Chair Stipend	25,000
Audit Committee, Member Stipend	15,000
Human Capital and Compensation Committee, Chair Stipend	25,000
Human Capital and Compensation Committee, Member Stipend	15,000
Corporate Governance Committee, Chair Stipend	10,000
Corporate Governance Committee, Member Stipend	8,000
Finance and Risk Management Committee, Chair Stipend	25,000
Finance and Risk Management Committee, Member Stipend	15,000

        New non-employee directors do not currently receive initial grants of Director RSUs or other equity-based awards upon commencing service on the Board.

        All Committee stipends are payable 50% in cash and 50% in the form of Director RSUs. The Non-Executive Chairman of the Board Retainer is payable $122,500 in cash and $172,500 in Director RSUs. The Non-Executive Board Member Retainer is payable $85,000 in cash and $135,000 in Director RSUs.

        Non-employee director compensation is paid in arrears in four equal quarterly installments at the end of each calendar quarter (each payment date, a "Fee Payment Date") and is paid at least 50% in Director RSUs and the remainder in cash. It is our practice to pro rate non-employee director compensation for the portion of each calendar quarter during which an individual director actually serves as a member or chairperson of the Board or a committee of the Board.

        Each Director RSU represents the right to receive one share of our common stock upon settlement of such Director RSU. Director RSUs are immediately vested and are settled in shares of our common stock one year after the director is no longer a member of the Board. Director RSUs may not be sold or otherwise transferred for value prior to the director's termination of service on the Board. Director RSUs do not currently provide for dividends or dividend equivalents.

        The number of Director RSUs granted to each non-employee director on each Fee Payment Date is determined by dividing the total dollar amount of compensation that is payable to each such non-employee director on such Fee Payment Date in the form of Director RSUs by the closing price of our common stock on the NYSE on such Fee Payment Date (or, if there was no trading of our common stock on the NYSE on such Fee Payment Date, the closing price of our common stock on the date last preceding such Fee Payment Date upon which our common stock was traded on the NYSE). Fractional Director RSUs are not granted and any fractional portion resulting from the foregoing calculation is paid in cash.

        We do not maintain a pension plan or any deferred compensation plan for non-employee directors. Non-employee directors did not receive any form of compensation for 2011 other than as described above.

 Director Compensation Table

        The following table sets forth the compensation paid to or earned by each of our current and former non-employee directors that served as directors during 2011:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(9)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James W. Brinkley(2)	96,524	146,476	—	—	—	—	243,000
James O. Egan(3)	139,466	189,408	—	—	—	—	328,874
Thomas P. Gibbons(4)	46,263	71,237	—	—	—	—	117,500
Allan Z. Loren(5)	101,525	151,474	—	—	—	—	252,999
Gregory J. Parseghian(6)	109,011	158,989	—	—	—	—	268,000
Deborah M. Reif(7)	103,999	154,002	—	—	—	—	258,001
Carroll R. Wetzel, Jr.(8)	102,843	152,790	—	—	—	—	255,633

(1)
The amounts shown in this column reflect the aggregate grant date fair value of awards to our non-employee directors of Director RSUs during 2011. See Note 17, "Stock-Based Compensation" in the Notes to Consolidated Financial Statements included in the 2011 Annual Report for the assumptions used in calculating our equity-based compensation expense.

(2)
Throughout 2011, Mr. Brinkley served as a non-employee director and as a member of the Corporate Governance and Human Capital and Compensation Committees.

(3)
Throughout 2011, Mr. Egan served as Non-Executive Chairman of the Board, as Chair of the Audit Committee and as a member of the Corporate Governance Committee. From January 1, 2011 through June 8, 2011, Mr. Egan also served as the Chair of the Corporate Governance Committee.

(4)
Mr. Gibbons commenced service on the Board on July 1, 2011. Since July 1, 2011, Mr. Gibbons has served as a non-employee director and as a member of the Audit Committee.

(5)
Throughout 2011, Mr. Loren served as a non-employee director, as Chair of the Human Capital and Compensation Committee, and as a member of the Corporate Governance Committee.

(6)
Throughout 2011, Mr. Parseghian served as a non-employee director, as Chair of the Finance and Risk Management Committee, and as a member of the Audit and Corporate Governance Committees.

(7)
Throughout 2011, Ms. Reif served as a non-employee director and as a member of the Finance and Risk Management, Corporate Governance, and Human Capital and Compensation Committees.

(8)
Throughout 2011, Mr. Wetzel served as a non-employee director and as a member of the Audit and Finance and Risk Management Committees. Since June 8, 2011, Mr. Wetzel has also served as a member and Chair of the Corporate Governance Committee.

(9)
The following table sets forth the grant date fair value computed in accordance with ASC 718 of each equity award made to non-employee directors during 2011 and the aggregate number of stock awards (representing Director RSUs that are settled one year following termination of service as a Director) and option awards outstanding at fiscal year-end 2011 for each non-employee director that served as a non-employee director during 2011:

Name	Quarter Ended March 31, 2011 ($)	Quarter Ended June 30, 2011 ($)	Quarter Ended September 30, 2011 ($)	Quarter Ended December 31, 2011 ($)	Total ($)	Aggregate Number of Stock Awards Outstanding at Fiscal Year End 2011 (#)	Aggregate Number of Option Awards Outstanding at Fiscal Year End 2011 (#)
James W. Brinkley	36,639	36,608	36,614	36,615	146,476	33,348	—
James O. Egan	47,502	47,422	47,243	47,241	189,408	26,120	—
Thomas P. Gibbons	—	—	35,617	35,620	71,237	5,544	—
Allan Z. Loren	37,880	37,859	37,868	37,867	151,474	19,607	—
Gregory J. Parseghian	39,752	39,747	39,750	39,740	158,989	20,467	—
Deborah M. Reif	38,511	38,496	38,496	38,499	154,002	16,662	—
Carroll R. Wetzel, Jr.	37,510	37,798	38,737	38,745	152,790	16,749	—

PROPOSAL 2—TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012

        The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. The submission of this matter for approval by stockholders is not legally required; however, the Board believes that such submission provides stockholders an opportunity to provide feedback to the Board on an important issue of corporate governance. If stockholders do not approve the appointment of Deloitte & Touche LLP, the selection of such firm as our independent registered public accounting firm will be reconsidered. In the event that Deloitte & Touche LLP is unable to serve as independent registered public accounting firm for the fiscal year ending December 31, 2012, for any reason, the Audit Committee will appoint another independent registered public accounting firm. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions regarding the Company.

THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED BY US WILL BE VOTED "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

 PRINCIPAL ACCOUNTANT FEES AND SERVICES

        Our Audit Committee is responsible for pre-approving all audit services and permitted non-audit services, including the fees and terms thereof, to be performed for us and our subsidiaries by our independent registered public accounting firm, Deloitte & Touche LLP (the "Independent Auditor"). The Audit Committee has adopted a pre-approval policy and implemented procedures that provide that all engagements of our Independent Auditor are reviewed and pre-approved by the Audit Committee, except for such services that fall within the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that our Audit Committee approves prior to the completion of the audit. The pre-approval policy also permits the delegation of pre-approval authority to a member of the Audit Committee between meetings of the Audit Committee, and any such approvals are reviewed and ratified by the Audit Committee at its next scheduled meeting.

        For the years ended December 31, 2011 and 2010, professional services were performed for us by our Independent Auditor pursuant to the oversight of our Audit Committee. Representatives of our Independent Auditor are expected to be present at the Annual Meeting, will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions regarding the Company.

        Set forth below are the fees billed to us by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates. All fees and services were approved in accordance with the Audit Committee's pre-approval policy.

	Year Ended December 31,
Fees by Type	2011	2010
	(In millions)
Audit fees	$3.8	$3.9
Audit-related fees	0.8	0.6
Tax fees	0.3	0.2
All other fees	0.0	0.0

Total	$4.9	$4.7

        Audit Fees.    Audit fees primarily related to the annual audits of the Consolidated Financial Statements included in our Annual Reports on Form 10-K and our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, the reviews of the Condensed Consolidated Financial Statements included in our Quarterly Reports on Form 10-Q and services provided in connection with regulatory and statutory filings.

        Audit-Related Fees.    Audit-related fees primarily related to audit fees for our employee benefit plans, comfort letters for registration statements and agreed upon procedures.

        Tax Fees.    Tax fees related to tax compliance, tax advice and tax planning.

        All Other Fees.    The aggregate fees billed for all other services during the years ended December 31, 2011 and 2010 were not significant and primarily related to software license fees.

 AUDIT COMMITTEE REPORT

        The Audit Committee is a standing committee of the Board of Directors of the Company that is comprised solely of non-employee directors who have been affirmatively determined to be "independent" within the meaning of the NYSE Listing Standards and the Company's Independence Standards. The Audit Committee operates pursuant to a written charter that is available at www.phh.com under the heading "Investor Relations—Corporate Governance" and is also available to stockholders upon request, addressed to the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054. See "Committees of the Board—Audit Committee" above for additional information regarding the role and responsibilities of the Audit Committee.

        The Company's management is responsible for the preparation of the Company's consolidated financial statements. In connection with the preparation of the Company's consolidated financial statements for the year ended December 31, 2011, the Audit Committee:

  •
  Reviewed and discussed the Company's audited consolidated financial statements with management;

  •
  Discussed with the Company's independent registered public accounting firm, Deloitte & Touche LLP, the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

  •
  Received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP's communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP their independence.

        Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the Securities and Exchange Commission.

Date: April 19, 2012	Audit Committee of the Board of Directors James O. Egan (Chair) Thomas P. Gibbons Gregory J. Parseghian Carroll R. Wetzel, Jr.

 PROPOSAL 3—SAY ON PAY VOTE

        In accordance with Section 14A of the Exchange Act and rules promulgated by the SEC, we are requesting the approval of the following advisory resolution:

    "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 404 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED."

        Although the foregoing resolution is only advisory in nature and is not binding on the Board or the Company, we intend to review the voting results with the Board and the Human Capital and Compensation Committee of the Board so that such voting results may be taken into consideration in connection with future executive compensation decisions.

THE BOARD RECOMMENDS A VOTE "FOR" THE SAY ON PAY VOTE. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED BY US WILL BE VOTED "FOR" THE SAY ON PAY VOTE.

COMPENSATION COMMITTEE REPORT

        The Human Capital and Compensation Committee reviewed and discussed the Compensation Discussion and Analysis set forth below with management and, based on such review, recommended to the Board of Directors that the Compensation Discussion and Analysis set forth below be included in the Company's Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2011.

Date: April 19, 2012	Human Capital and Compensation Committee of the Board of Directors
Allan Z. Loren (Chair) James W. Brinkley Charles P. Pizzi Deborah M. Reif

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

        Our Compensation Program is Designed to Deliver Pay-for-Performance.    Our compensation program places a strong emphasis on pay-for-performance. We have created and implemented a pay-for-performance-based Total Rewards Philosophy that aligns our compensation programs with sustainable shareholder value creation. Under our Total Rewards Philosophy, all of our compensation programs should:

  •
  Link total rewards with our financial performance, productivity and individual performance and behaviors that create sustainable value

  •
  Provide both fixed and variable compensation that is both market-competitive and delivers pay commensurate with shareholder value creation

  •
  Create sustainable shareholder value creation without encouraging unnecessary or excessive risk

  •
  Attract and retain high performing and productive talent through the flexibility to modify the programs as necessary

        Our compensation program design is based on our Total Rewards Philosophy, and has the following elements:

  •
  Base salaries: Set at market-competitive levels

  •
  Annual cash incentive plan: Drives a focus on sustainable profitable growth by providing payouts for both strong financial performance and achievement of key objectives

  •
  Long-term incentive plan: Intended to align key employees who drive our success with shareholder interests

        Our 2011 Compensation Program Delivered on the Pay-for-Performance Promise.    We used a disciplined process to design our 2011 compensation program to provide rewards to executives that were commensurate with our performance.

        We made limited base salary increases in 2011. No base salary increases were made in 2010 for individuals identified in our 2010 Proxy Statement as "named executive officers."

        Our 2011 Management Incentive Plan ("MIP") was modified to retain the pay-for-performance alignment with our business plan for 2011.    Our 2011 business plan recognized that changes in the business environment could make it difficult to match our 2010 Core Earnings (Pre-Tax) performance. We therefore reduced the target cash payout opportunity for MIP participants consistent with our expected operating performance in 2011, and implemented the following design elements:

  •
  The Target payout opportunity for MIP participants was reduced by approximately 27%, similar to the reduction in Target Core Earnings (Pre-Tax) performance from 2010 to 2011. Adjusting the Target payout opportunity downward was consistent with both our pay-for-performance culture and our business plan.

  •
  Company performance above Target results in progressively greater payouts up to a maximum of 150% of an individual's target award amount for maximum performance.

  •
  Company performance below Target results in decreased payouts. Performance below 75% of Target would have resulted in no payouts.

  •
  Each MIP participant also had individual Management by Objectives ("MBOs"). Our executive officers, including our named executive officers identified in the Summary Compensation Table below (our "Named Executive Officers"), generally had MBOs that included financial, business process improvement (including risk) and talent objectives, reflecting the view of the Human Capital and Compensation Committee (the "Committee") that these areas are critical to sustainable shareholder value creation. Potential payouts were reduced if the MBOs were not met.

  •
  In order to ensure that aggregate payouts were consistent with our Core Earnings (Pre-tax) results, total 2011 MIP funding was designed to approximate 6.5% of Core Earnings (Pre-Tax) in order to regulate the aggregate maximum payouts to participants.

        These design changes created an incentive plan which regulated payouts so that they were tightly aligned with operating performance under our 2011 business plan. Core Earnings (Pre-Tax) performance created the maximum payouts each participant was eligible for under the MIP. Each participant's performance against his or her MBOs then largely determined how much, if any, of that maximum payout he or she would receive. Therefore, even if our operating performance exceeded the business plan, individual payouts did not necessarily exceed their individual Target award amounts if individuals did not achieve their MBOs. These 2011 MIP design elements, combined with the aggregate funding designed to approximate 6.5% of Core Earnings (Pre-Tax), ensured that individual and aggregate payouts under the 2011 MIP were consistent with our performance under our 2011 business plan.

        The Committee utilized a rigorous process in determining payouts under our 2011 MIP. Our Core Earnings (Pre-Tax) as defined under the 2011 MIP were $294 million, which would have resulted in a payout of approximately 140.4% of an individual's Target award amount. The Committee, however, exercised negative discretion to reduce actual payouts to exclude, among other items, the impact of a gain on the sale of a controlling interest in a business in which we retained a minority interest. As a result, actual payouts for the Named Executive Officers' did not exceed 109.8% of each individual's Target award amount and were at or below that level, depending on whether the individual met all of his or her MBOs. The Committee and the Board also reviewed "how" the Named Executive Officers and other executives achieved that performance, and the behaviors they exhibited. If the Committee determined that an individual's behaviors were inconsistent with good leadership, the Committee exercised negative discretion to further reduced such individual's 2011 MIP payout.

        Core Earnings (Pre-Tax), as used in connection with the 2011 MIP, is a financial measure that is not in accordance with U.S. generally accepted accounting principles ("GAAP") and is designed to measure our financial performance excluding unrealized changes in fair value of our mortgage servicing rights that are based upon projections of expected future cash flows and prepayments. See Appendix A—Note Regarding Non-GAAP Financial Measures for a detailed description of this non-GAAP financial measure and a reconciliation of this measure to its most directly comparable GAAP financial measure as required by Item 10(e) of Regulation S-K.

        Our November 2011 Long-term Incentive Plan grants were designed to be commensurate with shareholder value creation.    We made a long-term incentive grant in November 2011 (the "November 2011 LTIP Grant") to a limited group of key employees that was aligned with long-term shareholder value creation. The November 2011 LTIP Grant consisted of stock options and performance-based restricted stock units ("PRSUs").

  •
  The number of employees that were recipients of the November 2011 LTIP Grant was reduced by approximately 90% to reflect those individuals that, in the Committee's opinion, can be key drivers of meaningful shareholder value creation.

  •
  Recipients of the November 2011 LTIP Grant that did not sign a restrictive covenant agreement (that would prohibit the individual from engaging in certain activities during the term of their employment with us and for one year following employment termination) forfeited their November 2011 LTIP Grant.

  •
  The stock options granted as part of the November 2011 LTIP Grant are three-year cliff-vested. When shareholder value is created, as reflected in share price over a three-year period, executives will be rewarded for that value creation.

  •
  The PRSUs granted as part of the November 2011 LTIP Grant are also three-year cliff-vested, but only if three-year cumulative Core Earnings (Pre-Tax) performance goals are achieved with increasing payouts for higher levels of performance achievement and no payouts for performance achievement below a Threshold level of achievement. When long-term shareholder value is created through operating performance, executives will be rewarded for that value creation.

        Shareholders previously recognized the linkage between pay and performance in our compensation program.    94% of our shareholders approved our executive compensation program in last year's "Say on Pay" vote. We did not make any changes to our executive compensation programs solely as a result of that vote. However, our 2011 and 2012 executive compensation programs reflect our continued efforts to align executive rewards with sustainable operating performance and shareholder value creation.

Executive Compensation Program

        Introduction.    Our executive compensation program in 2011 continued to focus executives on process and business improvements, with reward opportunities commensurate with those improvements, and ultimate performance. The challenging economic and business environment in 2011, including the continued difficulties in the mortgage and liquidity markets, demonstrated the appropriateness of the performance alignment of our compensation program designs.

        Building on the pay-for-performance focus in our Total Rewards Philosophy that was implemented in 2010, we utilized performance goals that were aligned to the business. We further utilized MBOs to drive individual performance and accountability for the Named Executive Officers and other incentive-eligible employees.

Corporate Governance

        Human Capital and Compensation Committee Oversight of Executive Compensation.    During 2011, the Board and the Committee operationalized the Committee's Charter that had been developed in 2010. The Committee focused on sustainable shareholder value creation as the underpinning of our compensation programs.

        The Committee was responsible for overseeing our executive compensation policies, including evaluating and approving the compensation of our Named Executive Officers as listed in the "Summary Compensation Table" below, as well as the compensation of 23 individuals that served as members of our Management Operating Committee during 2011. The Committee reviews and determines the MBOs,

MBO achievement, performance, base salary, annual and long-term incentive awards, equity awards and other compensation for each Named Executive Officer, and evaluates our compensation policies. The Committee reviews the performance and compensation for the Chief Executive Officer, and makes recommendations to the full Board for final approval. The Committee also has the authority to engage and retain executive compensation consultants to assist with such evaluations and has, in fact, retained PricewaterhouseCoopers LLP ("PwC") as its consultant. Board members who are not members of the Committee are not involved in the decision surrounding the engagement and/or retention of the Committee's consultant.

        Role of Management in Executive Compensation Decisions.    Generally, our Chief Executive Officer makes recommendations to the Committee as it relates to the compensation of our other executive officers. In addition, our executive officers, including our Chief Executive Officer, Chief Human Resources Officer, Chief Financial Officer and other human resources personnel, may provide input and make proposals as requested by the Committee regarding the design, operation, objectives and values of the various components of compensation in order to provide appropriate performance and retention incentives for key employees. These proposals may be made on the initiative of the Chief Executive Officer, the executive officers, or upon the request of the Committee. Our Chief Executive Officer provides a self-assessment to the Committee, and otherwise is not involved in deliberations relating to his own compensation.

        Our former Chief Executive Officer, Mr. Selitto, in consultation with our Chief Human Resources Officer and the Committee's compensation consultant, made recommendations to the Committee concerning the compensation of executive officers hired in 2011, including Mr. Messina, our current Chief Executive Officer who was hired as our Chief Operating Officer in July 2011. Mr. Messina, following his appointment as our Chief Executive Officer in January 2012, also made recommendations relating to the performance achievement of our executive officers against their individual MBOs and corresponding payouts under the 2011 MIP, and the terms of any severance agreements. The Committee, in consultation with its executive compensation consultant, makes the ultimate decisions relating to executive compensation design and payouts to our executive officers other than our Chief Executive Officer and may take into consideration the recommendations, if any, of our Chief Executive Officer in connection with determining the amount or form of compensation paid to our executive officers. The Committee meets in executive session to determine our Chief Executive Officer's compensation and presents its recommendations on the Chief Executive Officer's compensation to the full Board for final approval.

        Executive Compensation Consultants.    During 2011, the Committee retained PwC to assist with the evaluation of our executive compensation. In determining to retain PwC, the Committee considered PwC's prior engagements by the Committee since February 2008, which were prior to Mr. Egan, our current Non-Executive Chairman of the Board, joining the Board. The Committee did not consider Mr. Egan's past employment relationship with PwC that ended in 1996 as a conflict. Mr. Egan is not a member of the Committee and played no role in the Committee's decision to engage PwC. Pursuant to its engagement, PwC analyzed and provided comparative executive and director compensation data and compensation program design assistance for the Committee's consideration in evaluating and setting the compensation of the Named Executive Officers and the overall structure of our compensation policies. The compensation services PwC provided to the Committee resulted in approximately $450,000 in fees paid to PwC during 2011. During 2011, PwC continued providing non-compensation-related consulting services to management, of which the Committee previously had been notified. These additional services were mainly related to corporate tax management/planning, internal audit outsourcing and other consulting services, and no individual project had fees which exceeded the fees for the compensation consulting services. Aggregate fees for these additional services were approximately $1.3 million. The Committee believes that these other services do not compromise PwC's ability to provide the Committee with an independent perspective on executive compensation. PwC is providing executive compensation consulting services to the Committee again in 2012.

Compensation Process

        Executive Compensation Objectives.    The primary objective of our executive compensation policies, as overseen by the Committee, is to attract, retain and motivate qualified executive officers to manage our business in order to create sustainable profitable growth and underlying stockholder value creation within approved risk profiles. Our executive compensation policies are intended to facilitate the achievement of our short-term and long-term business strategies through aligning compensation with performance by:

  •
  aligning the interests of our executive officers with the interests of our stockholders through equity-based compensation;

  •
  rewarding executive performance through variable, at-risk compensation that is dependent upon meeting specified performance targets; and

  •
  providing base salaries and other compensation that are competitive and designed to attract and retain highly talented executives.

        The Committee retains flexibility in determining each Named Executive Officer's total compensation and the allocation of compensation among the various components of compensation described below, including the relative mix between short-term and long-term compensation or cash and equity compensation. The Committee utilizes factors such as market data, shareholder alignment, attraction and retention needs to guide in its decision-making. The Committee considers this to be a "best practice," such that the Committee has the flexibility to make compensation-related decisions that best attract, retain and motivate the right talent to drive shareholder value creation. The Committee utilizes a disciplined process in exercising its business judgment, consistent with our Total Rewards Philosophy, in determining total compensation based upon the following criteria:

  •
  our short-term and long-term strategic objectives, financial and other performance criteria, leadership behaviors, and individual MBOs;

  •
  the competitive compensation levels for executive officers at companies in similar businesses and/or of similar size;

  •
  the overall economic environment and industry conditions;

  •
  unique circumstances impacting us and our executive officers; and

  •
  the recommendations of the Committee's executive compensation consultants.

        Based upon its analysis of these criteria, the Committee determines each component of executive compensation and aggregate compensation levels (as discussed below) for the Named Executive Officers, taking into consideration the total compensation relative to Peer Group (as defined in "Benchmarking" below) and other market-competitive practice.

        Benchmarking.    The Committee believes that an understanding of market-competitive practices is a critical underpinning to making sound executive compensation decisions. The Committee has continued to utilize the peer group that was developed in late 2010 with PwC's assistance, for understanding the competitive market for executive talent. The peer group is representative of the fact that we compete in both the mortgage and fleet management industries for customers, as well as with outsourcing companies for executive talent. We compete in multiple industries, and many of the competitors in each of our business segments are divisions of much larger organizations, or are privately-held. The Committee therefore asked PwC to provide data from national compensation databases in order to assist in the compensation evaluation. The Committee is able to be flexible in making the right decisions to attract, retain and motivate executive talent, since it uses these multiple data sources for benchmarking executive compensation.

        The Committee will continue to evaluate the peer group in 2012 for appropriateness with our business profile, market changes, and size. Our revenue is between the median and 75th percentile of the peer group, which is set forth below:

Astoria Financial Corp.	Alliance Data Systems Corp.	Avis Budget Group, Inc.
Flagstar Bancorp Inc.	Euronet Worldwide, Inc.	GATX Corp.
MBIA, Inc.	Fidelity National Information Services, Inc.	Ryder System, Inc.
MGIC Investment Corp.	Heartland Payment Systems, Inc.	United Rentals, Inc.
New York Community Bancorp, Inc.	Hewitt Associates, Inc.*
Radian Group, Inc.	Lender Processing Services, Inc.

*
Hewitt Associates no longer is an independent public company, and therefore has been removed from the Peer Group

        The Committee evaluated the base salary, short-term and long-term incentives and actual and target total compensation levels, as well as shareholder dilution levels, for the Peer Group and from the survey data, including the median and percentile ranges for each compensation component, and in the aggregate, for comparison with that of our Named Executive Officers. The Committee determined that for 2011, total executive compensation for our Named Executive Officers should incent them to achieve above-market performance by paying them commensurate with that performance. The Committee intends to utilize this compensation philosophy again in 2012 and may adjust target total compensation levels, as well as base salary, short-term and long-term incentives, of our executive officers based upon how they advance these factors and sustainable stockholder value creation.

2011 Executive Compensation Program Design

        Components of Executive Compensation.    The primary components of our executive compensation arrangements for our Named Executive Officers are base salaries, variable annual compensation programs and long-term incentive awards.

        Base Salaries.    The Committee is responsible for approving and recommending to the full Board for final approval the base salary of our Chief Executive Officer and approving the base salaries of our other Named Executive Officers, which includes review and approval of annual adjustments, if warranted, to their base salaries. Base salaries are intended to provide a level of cash compensation that is externally competitive in relation to the responsibilities of the executive's position in order to attract and retain executive talent.

        We did not make base salary increases in 2010 for individuals identified in our 2010 Proxy Statement as "named executive officers." When considering possible base salary changes in 2011, the Committee took into account our strong operating performance in 2010, and the fact that no salary increases had been made in 2010 for individuals identified in our 2010 Proxy Statement as "named executive officers." The Committee further evaluated salary levels based upon competitive compensation levels for companies in the Peer Group, as well as consideration of the nature of each executive officer's position and the contribution, achievement, experience and tenure of each executive officer. The following table sets forth the 2011 base salary increases, if any, and the 2010 and 2011 annualized base salaries for our Named Executive Officers:

Name	Title	2010 Annualized Base Salary	2011 Annualized Base Salary	Percent Increase
Glen Messina(1)	President and Chief Executive Officer	N/A	$700,000	N/A
Jerome Selitto(2)	Former President and Chief Executive Officer	$800,000	$840,000	5%
David Coles(3)	Interim Executive Vice President and Chief Financial Officer	N/A	N/A	N/A
Sandra Bell(4)	Former Executive Vice President and Chief Financial Officer	$400,000	$400,000	N/A
George Kilroy	Executive Vice President, Fleet	$450,000	$472,500	5%
Luke Hayden(5)	Former Executive Vice President, Mortgage	$450,000	$468,000	4%

(1)
Mr. Messina was hired on July 13, 2011, as our Chief Operating Officer, and served in that capacity until January 3, 2012, when he was named President and Chief Executive Officer.

(2)
Mr. Selitto's employment terminated on January 3, 2012.

(3)
Mr. Coles provides services to us through his employment with Alvarez & Marsal North America, LLC, and he does not receive any compensation directly from us.

(4)
Ms. Bell's employment terminated on March 1, 2011.

(5)
Mr. Hayden's employment terminated on March 12, 2012.

        Variable Annual Cash Compensation Programs.    In 2011, our Named Executive Officers, other executive officers, and certain other employees were eligible for additional cash compensation through participation in our annual cash-based Management Incentive Plan ("MIP"), which is a subplan of our 2005 Equity and Incentive Plan. Under the MIP, each participant was eligible for a target payout based on our achieving a target performance objective, and the employee achieving all of his or her individual MBOs. Performance above or below the target performance goal would increase or decrease executives' payout eligibility.

        The Committee considered the strong operating performance in 2010, and the expected operating challenges due to economic and business difficulties in 2011. Performance goals and payout opportunities were aligned with shareholder value creation, so that the expected decrease in 2011 Core Earnings (Pre-Tax) would be reflected in lower incentive payouts for MIP participants, even as improvements were made in operating processes. Therefore, each MIP participant, including Named Executive Officers, saw a reduction in their Target payout of 27%, similar to the expected decrease in Target 2011 Core Earnings (Pre-Tax) performance when compared to 2010. The 2011 performance targets and relative payout percentages that MIP participants were eligible for were as follows:

2011 MIP Core Earnings (Pre-Tax) Performance Goal	Level	Maximum Payout as a Percentage of an Individual's Target Award Amount
$313.9 million	Outstanding	150%
$209.3 million	Target	100%
$157 million	Threshold	75%

        For purposes of the 2011 MIP, Core Earnings (Pre-Tax) were based on pre-tax income after non-controlling interest adjusted for the effects of the following items: (a) the pre-tax change in the fair value of mortgage servicing rights due to changes in market inputs or assumptions used in the valuation model and (b) the pre-tax change in the fair value of the mortgage service rights primarily due to changes in estimated portfolio delinquencies and foreclosures. The calculation of Core Earnings (Pre-Tax) used for purposes of the 2011 MIP differed from the calculation of Core Earnings (Pre-Tax) that was disclosed in our fourth quarter 2011 earnings press release in that the former did not exclude realized and unrealized changes in the fair value of derivatives that are intended to offset changes in the fair value of our mortgage servicing rights. As a result, Core Earnings (Pre-Tax) as calculated for purposes of the 2011 MIP were $294 million, or $3 million less than the amount of Core Earnings (Pre-Tax) that was disclosed in our fourth quarter 2011 earnings press release.

        In order to tie a greater percentage of each executive officer's compensation to the achievement of our annual performance objective, our executive officers' target award amounts as a percentage of their base salaries were based on each such executive officer's duties and responsibilities, with greater target payouts as a percentage of base salary for executive officers with greater duties and responsibilities.

        The Committee set the performance and payout targets under the 2011 MIP at levels that were consistent with our business plan and that were considered to be challenging based on historical performance as well as industry and market conditions. Our 2011 Core Earnings (Pre-Tax) results of $294 million as defined under the 2011 MIP would have resulted in a payout of 140.4% of an individual's Target award amount in the absence of the exercise by the Committee of negative discretion to reduce actual payouts. Consistent with the 2011 MIP design, the Committee exercised negative discretion to reduce actual payouts to exclude, among other things, the impact of the gain on sale of a controlling interest in a business in which we retained a minority interest. The negative discretion exercised by the Committee resulted in actual payouts that did not exceed 109.8% of Target for the Named Executive Officers.

        Individuals also had to meet individual MBOs that were set based on the critical responsibilities for each position, and their need to drive overall shareholder value creation. Each Named Executive Officer had financial, business process improvement (including risk), and talent based MBOs.

        The MBO review process was disciplined and rigorous. The process began with each individual preparing a self-assessment of his or her performance against their respective MBOs. Individuals' managers, our Human Resources personnel, and then our current Chief Executive Officer reviewed those assessments, and developed recommendations for relative MBO performance. Our current Chief Executive Officer presented those recommendations for the 23 individuals that served as members of our Management Operating Committee during 2011, including the Named Executive Officers, to the Committee, which determined their final relative performance against their MBOs. Individual executives' payouts were reduced to the extent they did not meet all of their respective MBOs. The Committee then reviewed the leadership and other activities of the executives to ensure that their performance demonstrated good leadership behaviors, and further adjusted payouts downward where appropriate. Our current Chief Executive Officer approved the final relative performance for all other MIP participants. The Committee reviewed our current Chief Executive Officer's self-assessment, and made a recommendation to the full Board relating to our current Chief Executive Officer's relative MBO performance. The full Board agreed with the Committee's recommendation.

        Our Chief Executive Officer has the ability to recommend, and the Committee has the ability to approve, additional incentive award amounts. No such awards were recommended or approved for 2011.

        No Named Executive Officer received greater than 109.8% of his or her 2011 MIP Target award amount. Some Named Executive Officers did receive less than 109.8% of their respective 2011 MIP Target award amount since they did not meet all of their individual MBOs. The table below sets forth each Named Executive Officers' 2011 MIP Target award amount and actual payout.

Name	Position	2011 Base Salary	2011 MIP Target Award Amount	2011 MIP Opportunity Range	Actual 2011 MIP Approved Payout
Glen Messina(1)	President and Chief Executive Officer	$700,000	$643,125	$482,343 to $964,688	$706,151
Jerome Selitto(2)	Former President and Chief Executive Officer	$840,000	$882,000	$661,500 to $1,323,000	$0
David Coles(3)	Interim Executive Vice President and Chief Financial Officer	N/A	N/A	N/A	N/A
Sandra Bell(4)	Former Executive Vice President and Chief Financial Officer	N/A	N/A	N/A	N/A
George Kilroy	Executive Vice President, Fleet	$472,500	$330,750	$248,062 to $496,125	$294,162
Luke Hayden(5)	Former Executive Vice President, Mortgage	$468,000	$330,750	$248,062 to $496,125	$200,000

(1)
Mr. Messina was hired on July 13, 2011, as our Chief Operating Officer, and served in that capacity until January 3, 2012, when he was named President and Chief Executive Officer. For Mr. Messina, $300,000 of his 2011 MIP award was guaranteed pursuant to the terms of his offer letter and, accordingly, this amount is included in the "Bonus" column of the "Summary Compensation Table" below rather than the "Non-Equity Incentive Plan Compensation" column.

(2)
Mr. Selitto's employment terminated on January 3, 2012.

(3)
Mr. Coles provides services to us through his employment with Alvarez & Marsal North America, LLC, and he does not receive any compensation directly from us.

(4)
Ms. Bell's employment terminated on March 1, 2011.

(5)
Mr. Hayden's employment terminated on March 12, 2012, and the $200,000 payout amount for Mr. Hayden under the 2011 MIP is subject to the execution of a release satisfactory to us.

        Long-Term Incentive Awards.    The Committee administers the 2005 Equity and Incentive Plan, which provides for equity-based awards, including RSUs and options to purchase our common stock ("Stock Options"). The Committee considers equity-based awards to our Named Executive Officers an appropriate and effective method of retaining key management employees and aligning their interests with the interests of our stockholders. Eligibility for equity-based awards, the number of shares underlying each award and the terms and conditions of each award are determined by the Committee upon consultation with our management and the Committee's compensation consultant.

        The Committee approved a long-term incentive plan grant in November 2011 (the "November 2011 LTIP Grant") to a limited group of employees in order to continue to align them with long-term shareholder interests. This grant was made in the context of 2010, when the Committee did not provide any long-term incentive grant, despite strong operating earnings. The November 2011 LTIP Grant was specifically designed to focus on long-term shareholder value creation. The elements of the November 2011 LTIP Grant include:

Plan Element	Linkage to Shareholder Value Creation
Stock Options

Stock options granted as part of the November 2011 LTIP Grant are time vested and have an exercise price of $20, which represented a 22% premium over the share price on the date of the 2011 LTIP Grant, and provide value when the share price rises above $20. The amount of value provided directly correlates to the amount of share price increase when the share price exceeds $20.

Performance-Based Restricted Stock Units ("PRSUs")

The PRSUs granted as part of the November 2011 LTIP Grant will vest only if we achieve specified levels cumulative Core Earnings (Pre-Tax) over a multi-year performance period. Payouts will be made when long-term operating success is achieved. Threshold level of performance will result in vesting of 50% of the Target number of PRSUs granted to a recipient. Target level of performance will result in vesting of 100% of the Target number of PRSUs granted to a recipient. Outstanding level of performance will result in vesting of 150% of the Target number of PRSUs granted to a recipient.

Three year cliff-vesting

Unless an accelerated vesting trigger has occurred as described below, both the Stock Options and the PRSUs granted as part of the November 2011 LTIP Grant vest after three years, so that long-term performance is required before executives receive awards and retention of key employees is enhanced.

Accelerated vesting triggers

Both the Stock Options and the PRSUs granted as part of the November 2011 LTIP Grant contain accelerated vesting triggers upon a termination of employment without cause or the occurrence of a change in control (each, an "Accelerated Vesting Trigger"). Upon the occurrence of an Accelerated Vesting Trigger that occurs on or before December 31, 2013, and while the November 2011 LTIP Grant recipient is employed by us, the Stock Options and the PRSUs granted as part of the November 2011 LTIP Grant to such recipient will become vested based on the date of the Accelerated Vesting Trigger as indicated in the chart below:

	Date of Accelerated Vesting Trigger:	% Vested
	Before January 1, 2012	0%
	On or after January 1, 2012, but before January 1, 2013	25%
	On or after January 1, 2013, but before December 31, 2013	50%
	December 31, 2013	100%

See "—Potential Payments upon Termination of Employment or Change in Control" below for additional information regarding payments in the event of a change in control or other termination of employment for each Named Executive Officer.

Plan Element	Linkage to Shareholder Value Creation
Share ownership guidelines

November 2011 LTIP Grant recipients are required to hold a specified amount of our common stock. Until a November 2011 LTIP Grant recipient meets these guidelines, he or she is not permitted to sell any shares of our common stock acquired under the November 2011 LTIP Grant or any subsequent equity-based grants (except to pay taxes upon vesting or exercise). The ownership guidelines are as follows:

• CEO—5x base salary
• COO, CFO, Division Presidents—3x base salary
• Other Senior Executives—2x base salary
• Other grant recipients—1x base salary
Restrictive Covenant Agreements

Recipients of the November 2011 LTIP Grant were required to sign a restrictive covenant agreement or forfeit their November 2011 LTIP Grant. The restrictive covenant agreements prohibit the executives from engaging in certain activities during the term of their employment with us and for one year following employment termination. A majority of the recipients of the November 2011 LTIP Grant, including one Named Executive Officer, Mr. Kilroy, elected not to sign a restrictive covenant agreement and, therefore, forfeited their November 2011 LTIP Grants.

        The following Named Executive Officers were recipients of November 2011 LTIP Grant awards. The November 2011 LTIP Grant levels, which were based on each individual's prior performance and expected future contribution to our success, did not exceed market median levels and are detailed as follows:

Name	Title	2011 Annualized Base Salary	Target Number of PRSUs Granted as part of November 2011 LTIP Grants	Number of Stock Options Granted as part of November 2011 LTIP Grants	Total Grant Date Fair Value of November 2011 LTIP Grants	November 2011 LTIP Grant Date Fair Value as a Percent of Annualized Base Salary
Glen Messina(1)	President and Chief Executive Officer	$700,000	50,625	64,532	$869,210	124%
Jerome Selitto(2)	Former President and Chief Executive Officer	$840,000	78,750	100,382	$1,352,088	161%
George Kilroy(3)	Executive Vice President, Fleet	$472,500	26,606	33,915	$456,811	97%
Luke Hayden(4)	Former Executive Vice President, Mortgage	$468,000	21,060	26,845	$361,586	77%

(1)
Mr. Messina was hired on July 13, 2011, as our Chief Operating Officer, and served in that capacity until January 3, 2012, when he was named President and Chief Executive Officer.

(2)
Mr. Selitto's employment terminated on January 3, 2012. As a result, Mr. Selitto's November 2011 LTIP Grants as described in this table will not become fully vested in accordance with their terms. The terms of any severance agreement with Mr. Selitto have not been agreed upon.

(3)
Mr. Kilroy elected to forfeit his November 2011 LTIP Grant and is not subject to a restrictive covenant agreement.

(4)
Mr. Hayden's employment terminated on March 12, 2012. As a result, Mr. Hayden's November 2011 LTIP Grants as described in this table will not become fully vested in accordance with their terms. The terms of any severance agreement with Mr. Hayden have not been agreed upon.

2012 Executive Compensation Decision-making.

        In 2012, we continued to focus our executive compensation program on our overall business strategy, sustainable business performance, and shareholder value creation. Our executive compensation program is pay-for-performance oriented, with the expectation that this will drive success and create value. Success will continue to be determined by operating and individual performance, including the right behaviors.

        2012 Management Incentive Plan.    We evaluated our expected operating, business and economic environment for 2012, and determined that our business strategy and operations must change to reflect our new business priorities, including managing our business to generate positive cash flow. As a result, the Committee determined that a balanced approach focusing on cash flow generation and operating performance will best achieve our needs and create shareholder value.

        The 2012 MIP provides all participants, including Named Executive Officers, with the opportunity to receive payouts if we meet performance goals based upon Adjusted Cash Flow, Core Earnings (Pre-Tax) Per Diluted Share and Pre-tax Core ROE, as more fully described below. Reflecting the importance of cash flow generation, no payouts under the 2012 MIP will be made if our Adjusted Cash Flow is not at least equal to the Threshold level of performance. The pay-for-performance nature of the 2012 MIP is further enhanced by the continued use of individual MBOs, so that maximum potential payouts may be reduced if an individual's MBOs (including exhibiting the right leadership behaviors) are not met.

        We have structured 2012 MIP awards for business unit employees (other than our business unit Presidents) on business unit, rather than company-wide, performance. This business unit focus is intended to drive each participant to maximize the performance of his or her own business unit, and the performance which he or she controls. We believe that this is the best way to drive performance in the business units. For our business unit Presidents, we have structured their 2012 MIP awards to take into account both business unit and company-wide performance.

Establishment of 2012 MIP Performance Goals

        On March 30, 2012, the Committee approved the performance goals for awards made under the 2012 MIP. The performance period under the 2012 MIP is January 1, 2012 through December 31, 2012. The performance goals for awards granted under the 2012 MIP are based on three separate metrics: (1) "Core Earnings (Pre-Tax) Per Diluted Share," (2) "Adjusted Cash Flow," and (3) "Pre-tax Core ROE," which will be weighted 20%, 60% and 20%, respectively, in determining the amount of awards to be paid at the conclusion of the performance period. The metrics for each particular award are conditioned on our performance as a whole, the performance of our fleet segment, or the performance of our consolidated mortgage segments, as applicable, based on the grant recipient's primary responsibilities.

        The Core Earnings (Pre-Tax) Per Diluted Share metric is based on "Core Earnings (Pre-tax)" (defined for purposes of the 2012 MIP as pre-tax income after non-controlling interest excluding unrealized changes in fair value of mortgage servicing rights that are based upon projections of expected future cash flows and prepayments, as well as realized and unrealized changes in the fair value of derivatives that are intended to offset changes in the fair value of mortgage service rights) divided by our fully diluted weighted-average common shares outstanding during the performance period. Unlike the definition of Core Earnings (Pre-Tax) used in connection with the 2011 MIP, the definition of Core Earnings (Pre-Tax) used for purposes of the 2012 MIP also excludes realized and unrealized changes in the fair value of derivatives that are intended to offset changes in the fair value of mortgage service rights.

        The Adjusted Cash Flow metric is based on either Consolidated Adjusted Cash Flow or Segment Adjusted Cash Flow, as applicable. Consolidated Adjusted Cash Flow is defined as free cash flow calculated as follows: the total change in our cash and cash equivalents from the beginning to the end of the performance period, adjusted as follows: (a) subtract net cash proceeds received by us from the sale of equity or equity instruments, (b) add cash paid by us for options and other derivative securities, (c) add cash paid by us for principal payments on unsecured borrowings, and (d) subtract proceeds received by us from unsecured borrowings. Segment Adjusted Cash Flow is defined as segment free cash flow calculated as follows: the total change in cash and cash equivalents from the beginning to the end of the performance period for either our fleet segment or combined mortgage segment, as applicable, adjusted as follows: (a) add cash paid by such segment during the year for principal payments on intercompany borrowings and (b) subtract proceeds received by such segment during the year from intercompany borrowings.

        The Pre-tax Core ROE metric is based on Core Earnings (Pre-tax), as described above determined on either a consolidated or segment basis, as applicable, divided by "Adjusted Average Book Equity" determined on either a consolidated or segment basis, as applicable. Consolidated Adjusted Average Book Equity is based on an average of Total PHH Corporation stockholder's equity as of each of September 30, 2011, December 31, 2011, March 31, 2012, June 30, 2012, September 30, 2012 and December 31, 2012, adjusted for the equity impact of unrealized changes in the fair value of mortgage servicing rights that are based upon projections of expected future cash flows and prepayments and realized and unrealized changes in the fair value of derivatives that are intended to offset changes in the fair value of mortgage servicing rights that are recorded during the performance period. The adjustment to average Total PHH Corporation stockholders' equity will be calculated as follows: average Total PHH Corporation stockholders' equity plus or minus the after-tax impact (based upon a 41% effective tax rate) of unrealized changes in the fair value of mortgage servicing rights.

        To calculate Segment Adjusted Average Book Equity and Segment Pre-tax Core ROE for each of our fleet and combined mortgage segments, segment equity as of each of September 30, 2011 and December 31, 2011 is based on the actual segment equity determined for those quarters under the methodology we generally use for determining segment equity, and segment equity for calendar quarters in 2012 is based on segment equity as of January 1, 2012, adjusted on a dollar-for-dollar basis based on the actual changes in each segment's equity determined in accordance with U.S. generally accepted accounting principles and adjusted for the equity impact of unrealized changes in fair value of mortgage servicing rights that are recorded during the performance period, to the extent applicable. The adjustment to the above segment equity amounts will be calculated as follows: the segment equity amounts determined above plus or minus the after-tax impact (based upon a 41% effective tax rate) of unrealized changes in the fair value of mortgage servicing rights, as applicable.

        For 2012, MIP participants may receive a maximum cash payment equal to such participant's target award amount multiplied by the maximum payout percentage set forth in the following tables, as applicable, based upon the level of achievement of the Core Earnings (Pre-tax) Per Diluted Share, Adjusted Cash Flow, and Pre-tax Core ROE metrics determined on either a consolidated or segment basis, as applicable, and as certified by the Committee, multiplied by the respective weighting of the metric.

PHH Corporation 2012 MIP Performance Goals

	Maximum Payout Percentage
Level of Achievement	Consolidated Core Earnings (Pre-tax) Per Diluted Share	Consolidated Adjusted Cash Flow	Consolidated Pre-tax Core ROE
Maximum	150%	150%	150%
Target	100%	100%	100%
Threshold	35%	95%	35%
Not Meeting Threshold	0%	0%	0%

 Combined Mortgage Segment 2012 MIP Performance Goals

	Maximum Payout Percentage
Level of Achievement	Segment Core Earnings (Pre-tax) Per Diluted Share	Segment Adjusted Cash Flow	Segment Pre-tax Core ROE
Maximum	150%	150%	150%
Target	100%	100%	100%
Threshold	20%	95%	20%
Not Meeting Threshold	0%	0%	0%

Fleet Segment 2012 MIP Performance Goals

	Maximum Payout Percentage
Level of Achievement	Segment Core Earnings (Pre-tax) Per Diluted Share	Segment Adjusted Cash Flow	Segment Pre-tax Core ROE
Maximum	150%	150%	150%
Target	100%	100%	100%
Threshold	72%	95%	71%
Not Meeting Threshold	0%	0%	0%

        Payments under the 2012 MIP will only be made following certification by the Committee that the Consolidated Adjusted Cash Flow or Segment Adjusted Cash Flow performance goal, as applicable, for a particular award is at least at the "Threshold" level.

        The maximum payout percentage for a level of achievement of any metric above the "Threshold" level and between the "Target" and "Maximum" levels set forth in the tables above will be determined based on straight-line interpolation. No payment will be made in excess of the maximum payout percentage at the "Maximum" level multiplied by the respective weighting of the metric.

        The Committee may exercise negative discretion to reduce actual payouts. In addition to any other goals the Committee may establish to inform its exercise of that discretion, the Committee has determined that no payment will be made under any 2012 MIP award unless, in the Committee's determination, the projected cash flow for 2013 is sufficient to meet anticipated 2013 liquidity needs under our 2013 business plan.

Vesting of 2009 Performance Units

        In March 2009, awards of performance-based restricted stock units (the "2009 Performance Units") were made under the 2005 Equity and Incentive Plan to certain of our employees employed by us at such time, including Mr. Kilroy. Upon vesting, each 2009 Performance Unit recipient was entitled to receive shares of our common stock based upon the level of achievement of the performance goal associated with the 2009 Performance Units. The performance goal associated with the 2009 Performance Units was based on our cumulative pre-tax income after non-controlling interest ("PTIANI") for the target measurement period of January 1, 2009, through December 31, 2011, and payouts were based on the following levels of achievement:

Targeted Performance Level	Cumulative PHH Corporation Pre-Tax Income After Non-Controlling Interest During Target Measurement Period	Achieved Percentage
Threshold	At least $273 million but less than $546 million	50%
Target	At least $273 million but less than $546 million	100%
Outstanding	At least $655 million	120%

        Achievement below the Threshold level would have resulted in no shares being issued. Achievement at the Threshold level would have resulted in 50% of the target number of shares subject to a 2009 Performance Unit award being issued. Achievement at the Target level would have resulted in the target number of shares subject to a 2009 Performance Unit award being issued. Achievement at the Outstanding level would have resulted in 120% of the target number of shares subject to a 2009 Performance Unit award being issued.

        Pursuant to the terms of the 2009 Performance Unit awards, the Committee had the authority and discretion to exclude the impact of certain extraordinary or unusual accounting adjustments, income items or expense items from the calculation of our cumulative PTIANI during the target measurement period that were reasonably considered to be outside of the control of management.

        On February 29, 2012, the Committee certified attainment of the performance goal for the 2009 Performance Units at the Outstanding level of achievement after exercising discretion to exclude the impact of fair value adjustments on our mortgage servicing rights during the target measurement period from the calculation of cumulative PTIANI for the target measurement period. The Committee determined that the impact of fair value adjustments on our mortgage servicing rights during the target measurement period were reasonably considered to be outside the control of management. As a result, recipients of the 2009 Performance Units, including Mr. Kilroy, earned 120% of the target number of shares subject to their 2009 Performance Unit awards.

Compensation of Our Current Chief Executive Officer

        On July 13, 2011, we hired Mr. Messina as our Chief Operating Officer. Mr. Messina received the following in connection with the commencement of his employment as our Chief Operating Officer: $300,000 of Mr. Messina's 2011 MIP award was guaranteed to replace the bonus that he was giving up at his prior employer; 185,000 stock options and 17,000 RSUs, each of which vest ratably over a three year period and were granted to replace equity he forfeited from his prior employer; and a matching grant of 10,000 RSUs that are one-year cliff vested to match open market purchases by Mr. Messina of 10,000 shares of our common stock. As a participant in our executive compensation program, Mr. Messina also received a November 2011 LTIP Grant. See "—Summary Compensation Table" and "—Grants of Plan-Based Awards During 2011" below for further details concerning Mr. Messina's 2011 compensation.

        On January 3, 2012, Mr. Messina was promoted from Chief Operating Officer to President and Chief Executive Officer. In connection with his promotion, Mr. Messina received certain promotional considerations that were intended to recognize his new duties, as well as further align him with shareholder interests and incent him to drive shareholder value creation over the long-term, as follows:

  •
  Base salary increase to $800,000 from $700,000

  •
  Increase in MIP Target annual incentive opportunity to 150% of Base Salary from 125% of Base Salary

  •
  203,937 PRSUs that vest February 19, 2015, only if share price targets are achieved and subject to Mr. Messina's continued employment with us. There is no accelerated vesting for termination for any reason other than a change in control. Each PRSU represents a contingent right to receive one share of our common stock upon vesting. The PRSUs will vest on February 19, 2015, if the average of our common stock price for the 90-day period prior to and including February 19, 2015, equals or exceeds $30.00 per share, subject to equitable adjustment upon the occurrence of certain events. One-third of the PRSUs will vest on February 19, 2015, if the average of our common stock price for the 90-day period prior to and including February 19, 2015, equals or exceeds $25.00 per share and is less than $30.00 per share, subject to equitable adjustment upon the occurrence of certain events. None of the PRSUs will vest if the average of our common stock price for the 90-day period prior to and including February 19, 2015, is less than $25.00 per share, subject to equitable adjustment upon the occurrence of certain events.

  •
  400,000 stock options that cliff-vest on February 19, 2015, subject to Mr. Messina's continued employment with us. There is no accelerated vesting for termination for any reason other than a change in control.

Retirement Benefits

        Mr. Kilroy participates in the PHH Corporation Pension Plan, which is a defined benefit pension plan that was available to all of our employees prior to 2005. The benefits payable under the PHH Corporation Pension Plan have been frozen for Mr. Kilroy and the other plan participants. See "—Pension Benefits" below for more information regarding benefits available to Mr. Kilroy under this plan. In addition, all of our Named Executive Officers are eligible to participate in the PHH Corporation Employee Savings Plan (the "PHH Savings Plan") on the same basis as other employees during the term of their employment. The PHH Savings Plan is a tax-qualified retirement savings plan that provides for employee contributions made on a pre-tax basis and matching contributions based on a portion of the employee's compensation contributed to the PHH Savings Plan up to the statutory limit. The matching contribution percentage under the PHH Savings Plan is 4% of the employee's compensation contributed to the PHH Savings Plan up to the statutory limit. See "All Other Compensation" in Footnote 6 under "—Summary Compensation Table" for more information regarding matching contributions to the PHH Savings Plan made on behalf of each Named Executive Officer.

Perquisites and Other Compensation

        We provide only a limited number of perquisites to our Named Executive Officers. Our Named Executive Officers generally are provided with or have use of company vehicles and financial planning services. We eliminated tax reimbursements on the foregoing perquisites effective April 2011. Considering our fleet management business, the provision of vehicles to our Named Executive Officers is considered an appropriate perquisite. The Committee reviews the appropriateness of perquisites each year, and will do so again in 2012. Each of our Named Executive Officers also is entitled to participate in various employee benefit plans available generally to all employees on a non-discriminatory basis.

Change in Control and Other Severance Arrangements

        We maintain a general severance program for executives and other employees. No employee had a special severance arrangement in 2011, except for Mr. Selitto, whose employment agreement which contained severance provisions expired by its terms in October 2011. Under the 2005 Equity and Incentive Plan, unvested equity-based awards generally will become fully and immediately vested and, in the case of stock options, exercisable, upon the occurrence of a change in control transaction (as defined in the 2005 Equity and Incentive Plan). See "—Potential Payments upon Termination of Employment or Change in Control" below for additional information regarding payments in the event of a change in control or other termination of employment for each Named Executive Officer.

        During 2011, we entered into a Separation Agreement with Ms. Bell that contained non-competition and non-solicitation provisions (in addition to other restrictive covenants). In exchange for these restrictive covenants, we agreed to provide Ms. Bell with various severance and related benefits, including 12 months base salary and benefits continuation, a lump sum of $200,000, outplacement services, title transfer of her Company car, and continued equity vesting.

Deductibility of Executive Compensation

        In accordance with Section 162(m) of the Internal Revenue Code, the deductibility for federal corporate income tax purposes of compensation paid to certain of our executive officers in excess of

$1 million in any year may be restricted. The Committee believes that it is in the best interests of our stockholders to provide tax-deductible compensation when consistent with meeting our key strategic and operational goals and objectives. Accordingly, where it is deemed necessary and in our best interests to attract and retain the best possible executive talent and to motivate such executives to achieve the goals inherent in our business strategy, the Committee may approve compensation to executive officers that may exceed the limits of deductibility imposed by Section 162(m). The 2011 and 2012 Management Incentive Plans were specifically designed, approved and implemented for favorable tax treatment under Section 162(m). The Committee retains the ability to exercise its judgment to make awards that it believes are in the best interests of shareholders, even if those awards do not result in favorable tax treatment. The Committee intended the 2011 and 2012 MIPs to comply with Section 162(m).

Compensation Risk Assessment

        Our management, with the assistance of the Human Capital and Compensation Committee's compensation consultant, conducted a risk assessment of our compensation programs to determine whether such programs are reasonably likely to have a material adverse effect on us. The risk assessment determined that our compensation programs do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on us. While risk-taking is a necessary part of profitable growth, the Human Capital and Compensation Committee has focused on aligning our compensation policies with our long-term interests and avoiding short-term rewards for management decisions that could pose long-term risks to us, as follows:

  •
  Limits on MIP awards. MIP awards are capped at 150% of an executive's target award to protect against disproportionately large short-term incentives, and the Human Capital and Compensation Committee has discretion in determining reductions in the size of MIP awards based on those factors it deems appropriate, including whether an executive has caused us to incur unnecessary or excessive risk. (Performance below the Threshold performance level do not result in payouts and payouts at the Threshold performance level result in payouts of 75% of Target opportunity.) Further, senior executive officers have specific risk components embedded in their MBOs.

  •
  Use of Long-Term Incentive Compensation. Equity-based long-term incentive compensation that vests over a period of years, including awards with performance objectives, is a component of senior executive compensation. This vesting period encourages our executives to focus on sustaining our long-term performance.

  •
  Multi-Level Review and Oversight. We have multi-level review and oversight of our business operations and compensation processes, in order to mitigate the possibility of employees receiving rewards for engaging in short-term, unsustainable performance decisions.

        We have other compensation risk governance practices in place as well. Our Chief Risk Officer is responsible for understanding the risks posed by our operations and processes, including our compensation programs. The Chief Risk Officer's input also is expressly solicited by the Committee in the design phase when changes to our compensation programs are being considered. The Chief Risk Officer provides an analysis of the risks and mitigating factors to the Committee in connection with all compensation program changes. The Board's compensation risk governance includes the Human Capital and Compensation Committee consulting with the Board's Audit Committee and Finance and Risk Management Committee around compensation and risk. The Finance and Risk Management Committee reviews the risk factors each year, and reviews program changes for these factors, consistent with its Charter.

        In sum, our compensation programs are structured so that a considerable amount of compensation of our executives is tied to our long-term health, which encourages risk oversight. Our compensation programs avoid the type of disproportionately large short-term incentives that could encourage executives and other employees to take risks that may not be in our long-term interests, include risk management in the individual objectives of executives and other key employees to align them with incentive payouts, and provide incentives to manage for long-term performance. The Human Capital and Compensation Committee believes this combination of factors encourages our executives and other employees to manage our businesses in a prudent manner.

Compensation Committee Interlocks and Insider Participation

        The Human Capital and Compensation Committee is currently comprised of Messrs. Loren, Brinkley and Pizzi and Ms. Reif. Mr. Pizzi was appointed to the Human Capital and Compensation Committee on January 26, 2012. The Human Capital and Compensation Committee consists entirely of "outside directors" within the meaning of the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended, "non-employee directors" under SEC Rule 16b-3, and "independent" directors as affirmatively determined by the Board pursuant to the NYSE Listing Standards and our categorical Independence Standards. The current members of the Human Capital and Compensation Committee are the individuals named as signatories to the Compensation Committee Report set forth above under "Compensation Committee Report." None of the individuals that served on the Human Capital and Compensation Committee during 2011 and none of the current members of the Human Capital and Compensation Committee are former officers or employees of the Company.

SUMMARY COMPENSATION TABLE

        The information below sets forth the compensation awarded to, earned by or paid to our "named executive officers" as defined in Item 402 of Regulation S-K (collectively referred to as our "Named Executive Officers"). The form and amount of the compensation awarded to, earned by or paid to our Named Executive Officers for the year ended December 31, 2011, was determined by the Human Capital and Compensation Committee of our Board. The amounts included in the "Stock Awards," "Option Awards" and "Total" columns reflect the aggregate grant date fair value of equity-based compensation awards made during a given year in accordance with SEC rules, as opposed to the amount of equity-based compensation expense recognized by us during such year or the amount of value actually realized from equity-based compensation awards during such year by the particular Named Executive Officer. Accordingly, the amounts in the "Total" column do not necessarily reflect either the compensation expense recognized by us for a given year or the value actually realized from equity-based compensation awards by our Named Executive Officers for a given year, either of which may be substantially greater or less than the amounts included in the "Total" column below. See the "Option Exercises and Stock Vested During 2011" table below for information concerning the amount of value actually realized during 2011 by our Named Executive Officers from equity-based compensation awards. For Messrs. Selitto and Hayden, amounts included in the "Stock Awards," "Option Awards" and "Total" columns reflect the aggregate grant date fair value of equity-based compensation awards made during 2011 that will not become fully vested in accordance with their terms due to the termination of Mr. Selitto's employment on January 3, 2012, and the termination of Mr. Hayden's employment on March 12, 2012. For Mr. Kilroy, amounts included in the "Stock Awards," "Option Awards" and "Total" columns reflect the aggregate grant date fair value of equity-based compensation awards made during 2011 that were forfeited on December 29, 2011, due to Mr. Kilroy's election not to sign a restrictive covenant agreement.

Name and Principal Position(s)	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Glen A. Messina(7)	2011	304,231	300,000	892,824	2,148,346	406,151	—	17,287	4,068,839
President and Chief Executive	2010	—	—	—	—	—	—	—	—
Officer	2009	—	—	—	—	—	—	—	—
Jerome J. Selitto(8)	2011	821,231	—	643,388	708,700	—	—	28,301	2,201,620
Former President and Chief	2010	800,000	—	—	—	800,000	—	155,736	1,755,736
Executive Officer	2009	138,462	—	251,650	2,185,000	—	—	20,328	2,595,440
David J. Coles(9)	2011	—	—	—	—	—	—	—	—
Interim Executive Vice President	2010	—	—	—	—	—	—	—	—
and Chief Financial Officer	2009	—	—	—	—	—	—	—	—
Sandra E. Bell(10)	2011	76,923	—	—	—	—	—	372,577	449,500
Former Executive Vice President	2010	400,000	—	—	—	195,000	—	35,595	630,595
and Chief Financial Officer	2009	400,000	—	206,850	226,343	486,800	—	1,137,957	2,457,950
George J. Kilroy	2011	461,942	—	217,371	239,440	294,162	85,219	24,395	1,322,529
Executive Vice President, Fleet	2010	450,000	—	—	—	320,625	88,927	39,189	898,741
	2009	450,000	—	206,850	226,343	684,113	44,836	36,653	1,648,795
Luke S. Hayden(11)	2011	459,554	—	172,060	189,526	200,000	—	41,416	1,062,556
Former Executive Vice	2010	286,027	—	291,900	122,850	171,616	—	173,608	1,046,001
President, Mortgage	2009	—	—	—	—	—	—	—	—

(1)
For Mr. Messina, amounts in this column for 2011 represent the salary paid to him as our Chief Operating Officer from July 13, 2011 through December 31, 2011. Ms. Bell's employment with us ceased on March 1, 2011. Mr. Coles was appointed as Interim Executive Vice President and Chief Financial Officer effective March 1, 2011.

(2)
The amounts shown in this column reflect the aggregate grant date fair value of equity-based compensation awards to our Named Executive Officers, in the form of common stock or RSUs. See Note 17, "Stock-Based Compensation" in the Notes to Consolidated Financial Statements included in the 2011 Annual Report for more information, including the assumptions used in calculating grant date fair value of equity-based compensation awards.

(3)
The amounts shown in this column reflect the aggregate grant date fair value of equity-based compensation awards to our Named Executive Officers in the form of stock options. See Note 17, "Stock-Based Compensation" in the Notes to Consolidated Financial Statements included in the 2011 Annual Report for more information, including the assumptions used in calculating grant date fair value of equity-based compensation awards.

(4)
For Messrs. Messina, Kilroy and Hayden, amounts included in this column for 2011 represent awards under the PHH Corporation Management Incentive Plan, and, with respect to Mr. Hayden would be subject to the execution of a release satisfactory to us. See "—Compensation Discussion and Analysis—2011 Executive Compensation Program Design—Variable Annual Cash Compensation Programs" for more information.

(5)
The 2011 amounts in this column reflect the change in the actuarial present value of the accumulated benefit under the PHH Corporation Pension Plan for Mr. Kilroy who is our only participating Named Executive Officer. The PHH Corporation Pension Plan has been frozen and the final average compensation and years of service is based on the years of service and compensation earned prior to October 31, 2004. See "—Pension Benefits" for additional information regarding the benefits accrued for Mr. Kilroy and Note 11, "Pension and Other Post Employment Benefits" in the Notes to Consolidated Financial Statements included in the 2011 Annual Report for more information regarding the calculation of our pension costs.

(6)
Amounts included in this column for 2011 are set forth in the supplemental "All Other Compensation" table below.

(7)
Mr. Messina became our President and Chief Executive Officer and a member of our Board of Directors following the resignation of Mr. Selitto as President and Chief Executive Officer and as a Board member on January 3, 2012. From July 13, 2011 through January 3, 2012, Mr. Messina served as our Chief Operating Officer. For Mr. Messina, $300,000 of his 2011 MIP award was guaranteed pursuant to the terms of his offer letter and, accordingly, this amount is included in the "Bonus" column rather than the "Non-Equity Incentive Plan Compensation" column for Mr. Messina for 2011.

(8)
Mr. Selitto resigned as our President and Chief Executive Officer and as a Member of our Board of Directors effective January 3, 2012. The terms of any severance arrangements for Mr. Selitto have not been agreed upon.

(9)
Mr. Coles serves as our Interim Executive Vice President and Chief Financial Officer pursuant to a letter agreement with Alvarez & Marsal North America, LLC ("A&M") and he remains employed as a Managing Director of A&M. Mr. Coles is compensated pursuant to his arrangements with A&M and Mr. Coles is not separately compensated by us and does not participate in any of our equity compensation plans or employee benefit plans. For a more detailed description of the arrangement with A&M, see Certain Relationships and Related Transactions.

(10)
Ms. Bell resigned as our Executive Vice President and Chief Financial Officer effective March 1, 2011.

(11)
Mr. Hayden resigned as our Executive Vice President, Mortgage effective March 12, 2012. The terms of any severance arrangements for Mr. Hayden have not been agreed upon.

 All Other Compensation

        The following table provides additional information about the amounts that appear in the "All Other Compensation" column in the Summary Compensation Table above.

Name	401(k) Matching Contribution	Financial Planning Services	Company Car and Fuel	Tax Gross-Up	Other	Total
	(a)	(b)	(c)	(d)	(e)
Glen A. Messina	$—	$—	$17,287	$—	$—	$17,287
Jerome J. Selitto	9,800	—	18,501	—	—	28,301
David J. Coles	—	—	—	—	—	—
Sandra E. Bell	—	—	49,500	—	323,077	372,577
George J. Kilroy	3,462	—	18,070	2,863	—	24,395
Luke S. Hayden	5,727	14,731	17,034	3,924	—	41,416

(a)
Reflects matching contributions made under the PHH Corporation Employee Savings Plan. Following the completion of one year of service, matching contributions are available to all of our employees up to 4% of the amount of their voluntary contributions to the plan not to exceed the statutory limit.

(b)
Reflects the value of financial planning services utilized by certain of our Named Executive Officers.

(c)
Reflects the aggregate lease value of company cars and, in the case of Mr. Selitto, fuel reimbursement of $3,751. Amounts for Ms. Bell reflect the value of her company car, the title to which was transferred to Ms. Bell pursuant to her severance agreement.

(d)
Reflects the tax gross-up amounts paid through April 21, 2011 (i) in respect of car costs for Mr. Kilroy and (ii) in respect of financial planning services and car costs for Mr. Hayden. On April 21, 2011, we eliminated tax gross-ups for financial planning and car costs.

(e)
Reflects the severance payments made to Ms. Bell pursuant to her severance agreement during 2011, excluding the value of her company car, the title to which was transferred to her pursuant to her severance agreement. See Footnote (c) above for further details concerning the value of Ms. Bell's company car.

GRANTS OF PLAN-BASED AWARDS DURING 2011

        The following table sets forth the grants of plan-based awards made during 2011:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)						All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)
Glen A. Messina	07/28/2011	482,383	643,125	964,688	—		—		—		—		—		—	—
	07/28/2011	—	—	—	—		—		—		17,000	(3)	—		—	315,010
	07/28/2011	—	—	—	—		—		—		—		185,000	(4)	18.53	1,692,750
	09/26/2011	—	—	—	—		—		—		10,000	(5)	—		—	164,200
	11/14/2011	—	—	—	—		—		—		—		64,532	(6)	20.00	455,596
	11/14/2011	—	—	—	25,313		50,625		75,938		—		—		—	413,614
Jerome J. Selitto	03/31/2011	661,500	882,000	1,323,000	—		—		—		—		—		—	—
	11/14/2011	—	—	—	—		—		—		—		100,382	(6)	20.00	708,700
	11/14/2011	—	—	—	39,375		78,750		118,125		—		—		—	643,388
David J. Coles	—	—	—	—	—		—		—		—		—		—	—
Sandra E. Bell	—	—	—	—	—		—		—		—		—		—	—
George J. Kilroy	03/31/2011	248,062	330,750	496,125	—		—		—		—		—		—	—
	11/14/2011	—	—	—	—		—		—		—		33,915	(6)(7)	20.00	239,440
	11/14/2011	—	—	—	13,303	(7)	26,606	(7)	39,909	(7)	—		—		—	217,371
Luke S. Hayden	03/31/2011	248,062	330,750	496,125	—		—		—		—		—		—	—
	11/14/2011	—	—	—	—		—		—		—		26,845	(6)	20.00	189,526
	11/14/2011	—	—	—	10,530		21,060		31,590		—		—		—	172,060

(1)
Amounts represent awards under the PHH Corporation Management Incentive Plan.

(2)
Represents awards of performance-based restricted stock units ("2011 PRSUs") under the 2005 Equity and Incentive Plan. Subject to continued employment and certain other conditions, recipients of the 2011 PRSUs will earn shares of our common stock according to the percentage by which we attain or exceed a minimum threshold amount of cumulative Core Earnings (Pre-Tax) during the target measurement period of October 1, 2011, through December 31, 2013. For purposes of the 2011 PRSUs, "Core Earnings (Pre-Tax)" means consolidated pre-tax income after non-controlling interest excluding unrealized changes in fair value of mortgage servicing rights that are based upon projections of expected future cash flows and prepayments as well as realized and unrealized changes in the fair value of derivatives that are intended to offset changes in the fair value of mortgage servicing rights. Achievement of the minimum threshold performance level during the target measurement period will entitle recipients of the 2011 PRSUs to receive the Threshold number of shares underlying such 2011 PRSUs, which represents 50% of the Target number of shares underlying such 2011 PRSUs. Recipients of the 2011 PRSUs may not earn more than 150% of the Target number of shares underlying such 2011 PRSUs. The Human Capital and Compensation Committee may exercise negative discretion to reduce the actual number of shares earned pursuant to the 2011 PRSUs. The 2011 PRSUs will be settled, and shares earned pursuant thereto will be issued, on or after January 1, 2014, and on or before April 30, 2014. See also Note 17, "Stock-Based Compensation" in the Notes to Consolidated Financial Statements included in the 2011 Annual Report for more information, including the assumptions used in calculating grant date fair value of equity-based compensation awards.

(3)
Represents an award of RSUs granted on July 28, 2011. 5,667 RSUs vest July 28, 2012, 5,667 RSUs vest July 28, 2013, and 5,666 RSUs vest July 28, 2014; in each case, subject to Mr. Messina's continued employment. Each RSU represents the right to receive one share of our common stock upon vesting.

(4)
Represents an award of stock options granted on July 28, 2011. 61,667 stock options vest and become exercisable on July 28, 2012, 61,667 stock options vest and become exercisable on July 28, 2013, and 61,666 stock options vest and become exercisable on July 28, 2014; in each case, subject to Mr. Messina's continued employment.

(5)
Represents an award of RSUs granted on September 26, 2011, pursuant to Mr. Messina's offer letter which provides for a matching grant of RSUs for each share of our common stock purchased by Mr. Messina during the first open trading window following his start date, up to a maximum of 10,000 RSUs. These RSUs are scheduled to vest on September 26, 2012, subject to continued employment.

(6)
Represents awards of stock options scheduled to vest on December 31, 2013, subject to continued employment and certain other conditions, including the execution of a restrictive covenant agreement.

(7)
Represents awards of stock options and 2011 PRSUs that were forfeited by Mr. Kilroy on December 29, 2011, because the vesting condition requiring the execution of a restrictive covenant agreement was not met prior to the December 29, 2011, deadline.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2011

        The following table sets forth the outstanding equity awards for each of our Named Executive Officers as of December 31, 2011:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Glen A. Messina	—	185,000	(2)	—	18.53	07/28/2021	—		—	—		—
	—	64,532	(3)	—	20.00	11/14/2021	—		—	—		—
	—	—		—	—	—	17,000	(4)	181,900	—		—
	—	—		—	—	—	10,000	(5)	107,000	—		—
	—	—		—	—	—	—		—	25,313	(6)	270,849
Jerome J. Selitto	166,667	83,333	(7)	—	16.45	10/26/2019	—		—	—		—
	—	100,382	(3)	—	20.00	11/14/2021	—		—	—		—
	—	—		—	—	—	—		—	39,375	(6)	421,313
David J. Coles	—	—		—	—	—	—		—	—		—
Sandra E. Bell	6,000	—		—	9.05	03/01/2012	—		—	—		—
George J. Kilroy	23,247	—		—	20.775	03/03/2015	—		—	—		—
	13,874	—		—	24.99	06/28/2015	—		—	—		—
	23,108	11,554	(8)	—	16.548	03/25/2019	—		—	—		—
	—	—		—	—	—	—		—	36,000	(9)	385,200
Luke S. Hayden	5,000	10,000	(10)	—	20.85	05/24/2020	—		—	—		—
	—	26,845	(3)	—	20.00	11/14/2021	—		—	—		—
	—	—		—	—	—	9,333	(11)	99,863	—		—
	—	—		—	—	—	—		—	10,530	(6)	112,671

(1)
Calculated using the closing price of our common stock on December 30, 2011 ($10.70 per share).

(2)
Represents an award of stock options granted on July 28, 2011. 61,667 stock options vest and become exercisable on July 28, 2012, 61,667 stock options vest and become exercisable on July 28, 2013, and 61,666 stock options vest and become exercisable on July 28, 2014; in each case, subject to Mr. Messina's continued employment.

(3)
Represents stock options scheduled to vest on December 31, 2013, subject to continued employment and certain other conditions, including the execution of a restrictive covenant agreement. Mr. Selitto's employment terminated on January 3, 2012. Mr. Hayden's employment terminated on March 12, 2012.

(4)
Represents an award of RSUs granted on July 28, 2011. 5,667 RSUs vest July 28, 2012, 5,667 RSUs vest July 28, 2013, and 5,666 RSUs vest July 28, 2014; in each case, subject to Mr. Messina's continued employment. Each RSU represents the right to receive one share of our common stock upon vesting.

(5)
Represents an award of RSUs granted on September 26, 2011, pursuant to Mr. Messina's offer letter which provides for a matching grant of RSUs for each share of our common stock purchased by Mr. Messina during the first open trading window following his start date, up to a maximum of 10,000 RSUs. These RSUs are scheduled to vest on September 26, 2012, subject to continued employment.

(6)
Represents the threshold number, equal to 50% of the target number, of shares underlying unvested performance-based restricted stock units ("2011 PRSUs") granted under the 2005 Equity and Incentive Plan on November 14, 2011. Subject to continued employment and certain other conditions, recipients of the 2011 PRSUs will earn shares of our common stock according to the percentage by which we attain or exceed a minimum threshold amount of cumulative Core Earnings (Pre-Tax) during the target measurement period of October 1, 2011, through December 31, 2013. For purposes of the 2011 PRSUs, "Core Earnings (Pre-Tax)" means consolidated pre-tax income after non-controlling interest excluding unrealized changes in fair value of mortgage servicing rights that are based upon projections of expected future cash flows and prepayments as well as realized and unrealized changes in the fair value of derivatives that are intended to offset changes in the fair value of mortgage servicing rights. Achievement of the minimum threshold performance level during the target measurement period will entitle recipients of the 2011 PRSUs to receive the Threshold number of shares underlying such 2011 PRSUs, which represents 50% of the Target number of shares underlying such 2011 PRSUs. Recipients of the 2011 PRSUs may not earn more than 150% of the Target number of shares underlying such 2011 PRSUs. The Human Capital and Compensation Committee may exercise negative discretion to reduce the actual number of shares earned pursuant to the 2011 PRSUs. The 2011 PRSUs will be settled, and shares earned pursuant thereto will be issued, on or after January 1, 2014, and on or before April 30, 2014. See also Note 17, "Stock-Based Compensation" in the Notes to Consolidated Financial Statements included in the

  2011 Annual Report for more information, including the assumptions used in calculating grant date fair value of equity-based compensation awards. Mr. Selitto's employment terminated on January 3, 2012. Mr. Hayden's employment terminated on March 12, 2012.

(7)
Represents stock options scheduled to vest October 26, 2012, subject to continued employment. Mr. Selitto's employment terminated on January 3, 2012.

(8)
Represents stock options that vested March 25, 2012.

(9)
Represents the maximum number, equal to 120% of the target number, of 2009 Performance Units granted under the 2005 Equity and Incentive Plan on March 25, 2009. On February 29, 2012, the Human Capital and Compensation Committee certified attainment of the performance goal for the 2009 Performance Units at the maximum level after exercising discretion to exclude the impact of fair value adjustments on our mortgage servicing rights during the target measurement period. As a result, recipients of the 2009 Performance Units, including Mr. Kilroy, earned 120% of the target number of shares subject to the award. See "Executive Compensation—Compensation Discussion and Analysis—2012 Executive Compensation Decision-making—Vesting of 2009 Performance Units" for further information concerning the 2009 Performance Units.

(10)
Represents stock options scheduled to vest ratably in two equal installments beginning May 24, 2012, subject to continued employment. Mr. Hayden's employment terminated on March 12, 2012.

(11)
Represents RSUs that vest ratably in two equal installments beginning May 24, 2012, subject to continued employment. Mr. Hayden's employment terminated on March 12, 2012.

OPTION EXERCISES AND STOCK VESTED DURING 2011

        The following table sets forth information for our Named Executive Officers regarding the number and value of shares of our common stock that vested and stock options that were exercised during 2011:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Glen A. Messina	—	—	—	—
Jerome J. Selitto	—	—	—	—
David J. Coles	—	—	—	—
Sandra Bell	47,108	389,851	—	—
George J. Kilroy	—	—	13,937	335,931
Luke S. Hayden	—	—	4,667	97,447

PENSION BENEFITS

        The following table sets forth information relating to the PHH Corporation Pension Plan, which is a defined benefit plan adopted as of our spin-off in 2005. The PHH Corporation Pension Plan has been frozen for all participants, and no further benefits are accruing under such plans. The only Named Executive Officer eligible for pension benefits under the PHH Corporation Pension Plan is Mr. Kilroy. The PHH Corporation Pension Plan assumed all liabilities and obligations owed to participants that were actively employed by us at the time of the spin-off under the predecessor plan of Cendant Corporation (now known as Avis Budget Group, Inc.). Certain of our current and former employees, including Messrs. Messina, Coles, Selitto, Hayden and Ms. Bell, were not participants in the predecessor plan of Cendant Corporation (now known as Avis Budget Group, Inc.) and are not participants in the PHH Corporation Pension Plan.

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
George J. Kilroy	PHH Corporation Pension Plan	29.1	1,037,781	—

(1)
The number of years of credited service shown in this column is calculated based on the actual years of service through October 31, 2004.

(2)
The valuations included in this column have been calculated as of December 31, 2011 assuming the Named Executive Officer will retire at the normal retirement age of 65 and using the interest rate and other assumptions as described in Note 11, "Pension and Other Post Employment Benefits" in the Notes to Consolidated Financial Statements included in the 2011 Annual Report.

        No pension benefits were paid to the Named Executive Officers in 2011. Mr. Kilroy is eligible to receive a benefit under the PHH Corporation Pension Plan based on 2% of his final average cash compensation as of the date the plan was frozen multiplied by his number of years of benefit service (up to a maximum of 30 years) measured as of the date the plan was frozen minus 50% of his annualized primary Social Security benefit. For purposes of determining Mr. Kilroy's benefits under the PHH Corporation Pension Plan, his final average compensation and years of benefit service was based on compensation and service earned prior to October 31, 2004. Mr. Kilroy's benefits under the PHH Corporation Pension Plan were frozen as of October 31, 2004.

NON-QUALIFIED DEFERRED COMPENSATION

        We no longer maintain a non-qualified deferred compensation plan. The PHH Corporation Executive Deferred Compensation Plan (the "Deferred Compensation Plan") was established in 1994 for specified executive officers at that time and was frozen to further participation in 1997. On December 16, 2010, the Board, upon the recommendation of the Human Capital and Compensation Committee, terminated the Deferred Compensation Plan. None of the Named Executive Officers were participants in the Deferred Compensation Plan and none of the Named Executive Officers received earnings or distributions under the Deferred Compensation Plan.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL

        The following table sets forth the estimated payments and benefits payable to the Named Executive Officers that were employed by us on December 31, 2011, pursuant to the terms of any contract, agreement, plan or arrangement that existed as of December 31, 2011, and that provided for payments and benefits following, or in connection with, a termination of the Named Executive Officer's employment, including by voluntary termination with or without good reason, involuntary termination not for cause, involuntary termination for cause, retirement, death, disability, or a change in control with or without a termination of the Named Executive Officer's employment. For purposes of calculating the amounts in the table below, we have assumed that the termination or change in control event took place on December 31, 2011, as required by SEC rules. For purposes of calculating the value on December 31, 2011, of any equity-based awards in accordance with the SEC rules, we used the closing price of our common stock on December 30, 2011, or $10.70 per share. See the discussion that follows the table for additional information regarding these estimated payments and benefits.

Name and Description of Potential Payments	Voluntary Termination without Good Reason	Involuntary Termination Not for Cause or Voluntary Termination for Good Reason	Involuntary Termination for Cause	Change in Control without Termination	Change in Control with Termination	Death	Disability	Retirement
Glen A. Messina
Severance	$—	$350,000	$—	$—	$350,000	$—	$—	$—
Accelerated Vesting of Stock Awards	—	—	—	288,900	288,900	288,900	288,900	—
Accelerated Payout of 2011 MIPs	—	—	—	643,125	643,125	643,125	643,125	—

Total	$—	$350,000	$—	$932,025	$1,282,025	$932,025	$932,025	$—

Jerome J. Selitto
Severance	$—	$840,000	$—	$—	$840,000	$—	$—	$—
Accelerated Vesting of Stock Awards	—	—	—	—	—	—	—	—
Accelerated Payout of 2011 MIPs	—	—	—	882,000	882,000	882,000	882,000	—

Total	$—	$840,000	$—	$882,000	$1,722,000	$882,000	$882,000	$—

George J. Kilroy
Severance	$—	$472,500	$—	$—	$472,500	$—	$—	$—
Accelerated Vesting of Stock Awards	—	—	—	385,200	385,200	385,200	385,200	—
Accelerated Payout of 2011 MIPs	—	—	—	330,750	330,750	330,750	330,750	—
Retirement Plans	—	—	—	—	—	—	—	1,037,781

Total	$—	$472,500	$—	$715,950	$1,188,450	$715,950	$715,950	$1,037,781

Luke S. Hayden
Severance	$—	$468,000	$—	$—	$468,000	$—	$—	$—
Accelerated Vesting of Stock Awards	—	—	—	99,863	99,863	99,863	99,863	—
Accelerated Payout of 2011MIPs	—	—	—	330,750	330,750	330,750	330,750	—

Total	$—	$468,000	$—	$430,613	$898,613	$430,613	$430,613	$—

        The amounts shown in the table above include estimates of what would be paid to the applicable Named Executive Officers upon the occurrence of the specified event. The actual amounts to be paid to the applicable Named Executive Officers can only be determined at the time of such event. We have included payments related to the PHH Corporation Pension Plan in the table since this is a frozen plan and is not available to all of our current employees. We have not included payments related to the PHH Corporation Pension Plan in the specified events other than the "Retirement" column, as these payments are not triggered by termination, death or disability of the applicable Named Executive Officer or a change in control. These amounts would be payable to the applicable Named Executive Officer at some time after the specified event once the minimum retirement age and other PHH Corporation Pension Plan requirements were met. In addition, the table does not include payments of life or disability insurance payable upon the death or disability of the applicable Named Executive Officers, as these benefits are available to all employees on the same basis.

Potential Payments and Benefits

        Severance.    We provide post-termination payments of salary or severance to certain of our Named Executive Officers under a policy applicable to our executive officers in the event of a reduction in our workforce or the elimination or discontinuation of their position, except to the extent that our Named Executive Officers have waived their respective rights to such benefits pursuant to separate individual severance agreements with such Named Executive Officers. Pursuant to our policy and subject to the foregoing, the minimum severance is 26 weeks of base salary and the maximum severance is 52 weeks of base salary for the applicable Named Executive Officers payable in a lump-sum amount. In addition, our severance policy applicable to our executive officers, other than Mr. Coles, includes $7,500 in outplacement services. These outplacement services may be declined by the Named Executive Officer in lieu of an equivalent cash payment.

        Following Ms. Bell's termination of employment effective March 1, 2011, we entered into a separation agreement with Ms. Bell that provided severance of $400,000 in bi-weekly installments through February 29, 2012 and a lump sum payment of $200,000 on March 1, 2012. Ms. Bell was also entitled to have her equity awards continue to vest through November 30, 2011, and any vested stock options as of March 1, 2011, continued to be exercisable through March 1, 2012. Ms. Bell also received reimbursement for COBRA health care continuation premiums from April 1, 2011, through March 31, 2012, title to her company car, outplacement services (not to exceed $15,000) and reimbursement for legal expenses of up to $7,500. All of the consideration provided to Ms. Bell under her Separation Agreement is subject to her continued compliance with certain post-employment restrictive covenants, including non-compete and non-solicitation provisions.

        Mr. Selitto's employment terminated on January 3, 2012, and Mr. Hayden's employment terminated on March 12, 2012. The terms of any severance arrangements for Messrs. Selitto and Hayden have not been agreed upon.

        Accelerated Vesting of Stock Awards.    All of the stock awards made to our Named Executive Officers have been granted under the 2005 Equity and Incentive Plan and are subject to the vesting and other terms set forth in award agreements and the 2005 Equity and Incentive Plan. Pursuant to the terms of the 2005 Equity and Incentive Plan and unless provided otherwise in the applicable award agreements, in the event of a Change in Control (defined below), any stock option award carrying a right to exercise that was not previously vested and exercisable becomes fully vested and exercisable, and any restrictions, deferral limitations, payment conditions and forfeiture conditions for RSU and other equity-based awards lapse and such equity-based awards are deemed fully vested. In addition, any performance conditions imposed with respect to such equity-based awards are deemed to be fully achieved. The terms of the November 2011 LTIP Grants contain specific accelerated vesting triggers that supersede the terms of the 2005 Equity and Incentive Plan and expressly provide that any Change in Control or termination of employment without cause occurring prior to January 1, 2012, will result in the vesting of none of the stock option and PRSU awards that were made as part of the November 2011 LTIP Grants.

        Pursuant to the terms of the 2005 Equity and Incentive Plan, a Change in Control is deemed to have occurred if:

  •
  any person, as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (i) us, (ii) any trustee or other fiduciary holding securities under one of our employee benefit plans and (iii) any corporation owned, directly or indirectly, by our stockholders in substantially the same proportions as their ownership of our common stock), is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of our common stock representing 30% or more of the combined voting power of our then outstanding voting securities (excluding any person who becomes such a beneficial owner in connection with a transaction immediately following which the individuals who comprise our Board immediately prior thereto constitute at least a majority of the Board of the entity surviving such transaction or, if we or the entity surviving the transaction is then a subsidiary, the ultimate parent thereof);

  •
  the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors) whose appointment or election by the Board or nomination for election by our stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors or whose appointment, election or nomination for election was previously so approved or recommended;

  •
  there is consummated a merger or consolidation of us or any of our direct or indirect subsidiaries with any other corporation, other than a merger or consolidation immediately following which the individuals who comprise our Board immediately prior thereto constitute at least a majority of the Board of the entity surviving such merger or consolidation or, if we or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or

  •
  our stockholders approve a plan of complete liquidation or there is consummated an agreement for the sale or disposition by us of all or substantially all of our assets (or any transaction having a similar effect), other than a sale or disposition by us of all or substantially all of our assets to an entity, immediately following which the individuals who comprise our Board immediately prior thereto constitute at least a majority of the Board of the entity to which such assets are sold or disposed of or, if such entity is a subsidiary, the ultimate parent thereof.

        The amounts in the table are calculated using the closing price of our common stock on December 30, 2011, and the number of stock options and RSUs used to calculate the amounts in the table are those unexercisable stock options and unvested RSUs that would become exercisable and vested as a result of the Change in Control event pursuant to SEC rules.

        Accelerated Payout of 2011 MIPs.    As discussed above with regard to equity-based awards, in the event of a Change in Control, the performance conditions imposed with respect to awards under the PHH Corporation Management Incentive Plan are deemed to be fully achieved and the target payout amount under each Named Executive Officer's respective MIP award will be deemed to be earned and payable to the each such Named Executive Officer. In the event of the death of a Named Executive Officer, the performance conditions under the MIP are deemed to be fully achieved and the target payout amount, prorated according to the extent of time that the Named Executive Officer participated in the MIP during the performance period, is deemed earned and payable to such Named Executive Officer's estate. See "—Compensation Discussion and Analysis—2011 Executive Compensation Program Design—Variable Annual Cash Compensation Programs" and the "—Grants of Plan-Based Awards During 2011" table above for information regarding the MIP.

        Retirement Plans.    Mr. Kilroy is a participant in the PHH Corporation Pension Plan. This plan was available to all employees prior to 1999 on a non-discriminatory basis. Participants in the PHH Corporation Pension Plan are entitled to payments in the form of an annuity upon attaining retirement age. The amounts reflected in the table above are based on the estimated present value on December 31, 2011 of the payout for Mr. Kilroy. See the "—Pension Benefits" table above for more information.

EQUITY COMPENSATION PLAN INFORMATION

        The table below presents information as of December 31, 2011:

	(a)		(b)		(c)
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category
Equity compensation plans approved by security holders(1)	2,573,475		$18.68		4,509,102
Equity compensation plans not approved by security holders	—		—		—

Total	2,573,475	(2)	$18.68	(3)	4,509,102

(1)
Equity compensation plans approved by security holders include the PHH Corporation Amended and Restated 2005 Equity and Incentive Plan, as amended, that was approved by our stockholders on June 10, 2009. See also Note 17, "Stock-Based Compensation" in the Notes to the Consolidated Financial Statements included in the 2011 Annual Report for more information.

(2)
Includes 919,379 RSUs and 1,654,096 stock options.

(3)
Because there is no exercise price associated with RSUs, RSUs described in Footnote 2 above are not included in the weighted-average exercise price calculation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of our outstanding common stock by those persons who are known to us to be beneficial owners of 5% or more of our common stock, by each of our current directors and director nominees, by each of the Named Executive Officers that were employed by us as of April 27, 2012, and by our current directors, director nominees and Executive Officers employed by us as of April 27, 2012, as a group. As of March 26, 2012, there were 56,613,019 shares of our common stock issued and outstanding. See also "Director Compensation" above for additional information concerning the holdings of vested RSUs by each of our non-employee directors.

Name and Address	Number of Shares Beneficially Owned(1)	Percent of Class
Principal Stockholders:
Matthew Sirovich(2)	7,159,841	11.2%
c/o Scopia Management Inc. 152 West 57th Street, 33rd Floor New York, NY 10019
Pennant Capital Management, LLC(3)	5,510,629	9.7%
26 Main Street, Suite 203 Chatham, NJ 07928
Dimensional Fund Advisors LP(4)	4,570,958	8.1%
Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746
Hayman Capital Management, L.P.(5)	4,448,751	7.9%
2101 Cedar Springs Road, Suite 1400 Dallas, TX 75201
Hotchkis and Wiley Capital Management, LLC(6)	4,445,500	7.9%
725 South Figueroa Street, 39th Floor Los Angeles, CA 90017
Wellington Management Company, LLP(7)	4,176,101	7.4%
280 Congress Street Boston, MA 02210
BlackRock, Inc.(8)	3,118,909	5.5%
40 East 52nd St. New York, NY 10022
Directors and Current Named Executive Officers:
Glen A. Messina(9)	10,000	*
David J. Coles(10)	—	—
George J. Kilroy(11)	122,895	*
James W. Brinkley(12)(20)	250	*
James O. Egan(13)(20)	7,000	*
Thomas P. Gibbons(14)(20)	—	—
Allan Z. Loren(15)(20)	5,000	*
Gregory J. Parseghian(16)(20)	25,000	*
Charles P. Pizzi(17)(20)	—	—
Deborah M. Reif(18)(20)	3,000	*
Carroll R. Wetzel, Jr.(19)(20)	4,000	*
All Directors and Current Executive Officers as a Group (18 persons):	288,990	*

*
Represents less than one percent.

(1)
Based upon information furnished to us by the respective stockholders or contained in filings made with the SEC. For purposes of this table, if a person has or shares voting or investment power with respect to any of our common stock, then such common stock is considered beneficially owned by that person under the SEC rules. Shares of our common stock beneficially owned by our executive officers and non-employee directors include direct and indirect ownership of shares issued and outstanding, and shares as to which any such person has a right to acquire within 60 days of March 26, 2012. Unless otherwise indicated in the table, the address of all listed stockholders is c/o PHH Corporation, 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054.

(2)
Based solely on a Schedule 13D filed with the SEC on February 21, 2012, Matthew Sirovich, as Managing Member of Scopia Capital LLC ("Scopia Capital") and Managing Member and Executive Vice President of Scopia Management Inc. ("Scopia Management"), and certain of his affiliates, including Scopia Capital and Scopia Management, reported aggregate beneficial ownership of 7,159,841 shares of our common stock representing approximately 11.2% of our common stock outstanding as of March 26, 2012, calculated in accordance with Item 403 of Regulation S-K and Rule 13d-3(d)(1) under the Exchange Act. Mr. Sirovich reported that he possessed sole voting and dispositive power over 30,000 shares. Mr. Sirovich also reported that he possess shared voting power and dispositive power over 7,129,841 shares, including shares issuable upon conversion of certain convertible notes.

(3)
Based solely on a Form 13F filed with the SEC on February 14, 2012, Pennant Capital Management, LLC and certain of its affiliates ("Pennant") reported aggregate beneficial ownership of 5,510,629 shares of our common stock representing approximately 9.7% of our common stock outstanding as of March 26, 2012, calculated in accordance with Item 403 of Regulation S-K and Rule 13d-3(d)(1) under the Exchange Act.

(4)
Based solely on a Schedule 13G/A filed with the SEC on February 14, 2012, Dimensional Fund Advisors LP and certain of its affiliates ("DFA") reported aggregate beneficial ownership of 4,570,958 shares of our common stock representing approximately 8.1% of our common stock outstanding as of March 26, 2012, calculated in accordance with Item 403 of Regulation S-K and Rule 13d-3(d)(1) under the Exchange Act. DFA reported that it possessed sole voting power over 4,476,603 shares and sole dispositive power over 4,570,958 shares. DFA also reported that it did not possess shared voting or shared dispositive power over any shares beneficially owned.

(5)
Based solely on a Schedule 13G filed with the SEC on January 18, 2012, Hayman Capital Management, L.P. and certain of its affiliates ("Hayman") reported aggregate beneficial ownership of 4,448,751 shares of our common stock representing approximately 7.9% of our common stock outstanding as of March 26, 2012, calculated in accordance with Item 403 of Regulation S-K and Rule 13d-3(d)(1) under the Exchange Act. Hayman reported that it possessed sole voting power over 4,448,751 shares and sole dispositive power over 4,448,751 shares. Hayman also reported that it did not possess shared voting or shared dispositive power over any shares beneficially owned.

(6)
Based solely on a Schedule 13G/A filed with the SEC on February 13, 2012, Hotchkis and Wiley Capital Management, LLC ("Hotchkis") reported aggregate beneficial ownership of 4,445,500 shares of our common stock representing approximately 7.9% of our common stock outstanding as of March 26, 2012, calculated in accordance with Item 403 of Regulation S-K and Rule 13d-3(d)(1) under the Exchange Act. Hotchkis reported that it possessed sole voting power over 2,984,800 shares and sole dispositive power over 4,445,500 shares. Hotchkis also reported that it did not possess shared voting or shared dispositive power over any shares beneficially owned.

(7)
Based solely on a Schedule 13G/A filed with the SEC on February 14, 2012, Wellington Management Company, LLP ("Wellington") reported aggregate beneficial ownership of 4,176,101 shares of our common stock representing approximately 7.4% of our common stock outstanding as of March 26, 2012, calculated in accordance with Item 403 of Regulation S-K and Rule 13d-3(d)(1) under the Exchange Act. Wellington reported that it possessed shared voting power over 3,699,365 shares and shared dispositive power over 4,176,101 shares. Wellington also reported that it did not possess sole voting or sole dispositive power over any shares beneficially owned.

(8)
Based solely on a Schedule 13G/A filed with the SEC on February 13, 2012, BlackRock, Inc. and certain of its affiliates ("BlackRock") reported aggregate beneficial ownership of 3,118,909 shares of our common stock representing approximately 5.5% of our common stock outstanding as of March 26, 2012, calculated in accordance with Item 403 of Regulation S-K and Rule 13d-3(d)(1) under the Exchange Act. BlackRock reported that it possessed sole voting power over 3,118,909 shares and sole dispositive power over 3,118,909 shares. BlackRock also reported that it did not possess shared voting or shared dispositive power over any shares beneficially owned.

(9)
Represents 10,000 shares of our common stock held directly by Mr. Messina and 0 shares of our common stock underlying stock options that are currently exercisable or that become exercisable within sixty days of March 26, 2012.

(10)
Mr. Coles is employed by Alvarez & Marsal North America, LLC ("A&M") and has served as our Interim Executive Vice President and Chief Financial Officer since March 1, 2011, pursuant to a letter agreement between us and A&M dated March 1, 2011. Mr. Coles is compensated pursuant to his arrangements with A&M and is not separately compensated by us and does not participate in any of our equity compensation or employee benefit plans. For a more detailed description of our arrangement with A&M, see "Certain Relationships and Related Transactions" above.

(11)
Represents 50,477 shares of our common stock held directly by Mr. Kilroy, 635 shares of our common stock held indirectly and 71,783 shares of our common stock underlying stock options that are currently exercisable or that become exercisable within sixty days of March 26, 2012.

(12)
Represents 250 shares of our common stock held indirectly by Brinkley Investments, LLC. Excludes 35,715 shares of our common stock underlying fully vested RSUs held as of April 2, 2012. See Footnote 20 below for further information.

(13)
Represents 7,000 shares of our common stock held directly by Mr. Egan. Excludes 29,174 shares of our common stock underlying fully vested RSUs held as of April 2, 2012. See Footnote 20 below for further information.

(14)
Represents 0 shares of our common stock held directly by Mr. Gibbons. Excludes 7,846 shares of our common stock underlying fully vested RSUs held as of April 2, 2012. See Footnote 20 below for further information.

(15)
Represents 5,000 shares of our common stock held directly by Mr. Loren. Excludes 22,055 shares of our common stock underlying fully vested RSUs held as of April 2, 2012. See Footnote 20 below for further information.

(16)
Represents 25,000 shares of our common stock held indirectly by Mr. Parseghian. Excludes 23,036 shares of our common stock underlying fully vested RSUs held as of April 2, 2012. See Footnote 20 below for further information.

(17)
Represents 0 shares of our common stock held directly by Mr. Pizzi. Excludes 1,670 shares of our common stock underlying fully vested RSUs held as of April 2, 2012. See Footnote 20 below for further information.

(18)
Represents 3,000 shares of our common stock held directly by Ms. Reif that are pledged as security. Excludes 19,150 shares of our common stock underlying fully vested RSUs held as of April 2, 2012. See Footnote 20 below for further information.

(19)
Represents 4,000 shares of our common stock held directly by Mr. Wetzel. Excludes 19,253 shares of our common stock underlying fully vested RSUs held as of April 2, 2012. See Footnote 20 below for further information.

(20)
Each non-employee director has been granted Director RSUs that are immediately vested upon grant and that are settled in shares of our common stock one year after the director is no longer a member of the Board. Each Director RSU represents the right to receive one share of our common stock upon settlement of such Director RSU. Director RSUs may not be sold or otherwise transferred for value, and directors have no right to acquire the shares underlying Director RSUs, prior to the date that is one year after termination of service on the Board. As a result, the shares underlying Director RSUs have been omitted from the above table. As of April 2, 2012, Messrs. Brinkley, Egan, Gibbons, Loren, Parseghian, Pizzi and Wetzel and Ms. Reif held 35,715; 29,174; 7,846; 22,055; 23,036; 1,670; 19,253 and 19,150 Director RSUs, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our executive officers and directors, and any persons that beneficially own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. To our knowledge, based solely upon our review of Forms 3 and 4 that have been filed with the SEC and written representations from our executive officers and directors that no Form 5s were required, we believe that all of our executive officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 2011.

STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING OF STOCKHOLDERS

        We provide stockholders with the opportunity, under certain circumstances and consistent with our amended and restated by-laws and the rules of the SEC, to participate in the governance of the Company by submitting proposals and director nominations for consideration at our annual meeting of stockholders. Proposals from stockholders are given careful consideration by us in accordance with Rule 14a-8 promulgated under the Exchange Act ("Rule 14a-8"). For a proposal to be included in our proxy statement and proxy card for our 2013 Annual Meeting of Stockholders, such proposal must comply with Rule 14a-8 and must be received by us in writing no later than December 28, 2012. Additionally, if our 2012 Annual Meeting of Stockholders is held on June 6, 2012, as expected, any stockholder proposal or director nomination for our 2013 Annual Meeting of Stockholders that is not intended for inclusion in our proxy statement and proxy card in respect of such meeting will be considered "untimely" if it is received by us prior to the close of business on February 7, 2013 or after the close of business on March 8, 2013. An untimely proposal may not be brought before or considered at our 2013 Annual Meeting of Stockholders. Any stockholder proposal or director nomination submitted must also be made in compliance with our amended and restated by-laws. For more information regarding our by-law procedures for director nominations, please refer to "Corporate Governance—Nomination Process and Qualifications for Director Nominees."

        All stockholder proposals and director nominations must be addressed to the attention of our Secretary at PHH Corporation, 3000 Leadenhall Road, Mount Laurel, New Jersey 08054. The chairman of our annual meeting of stockholders may refuse to acknowledge the introduction of any stockholder proposal or director nomination not made in compliance with the foregoing procedures.

HOUSEHOLDING INFORMATION

        Stockholders that share the same address may not receive separate copies of proxy materials, unless we have received contrary instructions from such stockholders. This practice is known as "householding" and is intended to reduce the printing and postage costs associated with mailing duplicative sets of proxy materials to stockholders sharing the same address. If you are receiving multiple sets of our proxy materials and wish to receive only one set in the future, or if you are currently only receiving one set of our proxy materials and wish to receive separate sets of proxy materials for you and the other stockholders sharing your address, please notify us or your bank, broker or other nominee by indicating your preference on the enclosed proxy card or vote instruction form. We will deliver an additional copy of our proxy materials to you, without charge, upon written request sent to Investor Relations at PHH Corporation, 3000 Leadenhall Road, Mount Laurel, New Jersey 08054. Our proxy materials are also available on our website at http://www.phh.com.

OTHER BUSINESS

        As of April 27, 2012, our Board is not aware of any other business to come before the meeting. However, if any additional matters are presented at the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on those matters.

By Order of the Board of Directors

William F. Brown Senior Vice President, General Counsel and Secretary

APPENDIX A

NOTE REGARDING NON-GAAP FINANCIAL MEASURES

        Core Earnings (Pre-Tax), as used in connection with the 2011 MIP, is a financial measure that is not in accordance with U.S. generally accepted accounting principles ("GAAP"). See "Non-GAAP Reconciliations" below for a reconciliation of this measure to the most directly comparable GAAP financial measure as required by Item 10(e) of Regulation S-K.

        Core Earnings (Pre-Tax) involves differences from Income (loss) before income taxes and Net income (loss) attributable to PHH Corporation computed in accordance with GAAP. Core Earnings (Pre-Tax) should be considered as supplementary to, and not as a substitute for, Income (loss) before income taxes and Net income (loss) attributable to PHH Corporation computed in accordance with GAAP as a measure of our financial performance.

        We believe that Core Earnings (Pre-Tax) can be useful to investors because it provides a means by which investors can evaluate our underlying key drivers and operating performance of the business, exclusive of certain adjustments and activities that investors may consider to be unrelated to the underlying economic performance of our business for a given period.

        We also believe that any meaningful analysis of our financial performance by investors requires an understanding of the factors that drive our underlying operating performance which can be obscured by significant unrealized changes in value of our mortgage servicing rights in a given period that are included in Income (loss) before income taxes and Net income (loss) attributable to PHH Corporation computed in accordance with GAAP.

        Core Earnings (Pre-Tax), as used in connection with the 2011 MIP, measures our financial performance excluding unrealized changes in fair value of our mortgage servicing rights that are based upon projections of expected future cash flows and prepayments. The changes in fair value of mortgage servicing rights are highly sensitive to changes in interest rates and are dependent upon the level of current and projected interest rates at the end of each reporting period.

        Value lost from actual prepayments and recurring cash flows are recorded when actual cash payments or prepayments of the underlying loans are received, and are included in Core Earnings (Pre-Tax) based on the current fair value of the mortgage servicing rights at the time the payments are received.

        The presentation of Core Earnings (Pre-Tax) is designed to more closely align the timing of recognizing the actual value lost from prepayments in our mortgage servicing segment with the associated value created through new originations in our mortgage production segment. We believe that we will likely replenish most, if not all, realized value lost from changes in value from actual prepayments through new loan originations and we actively manage and monitor economic replenishment rates to measure our ability to continue to do so. Therefore, we do not believe the unrealized change in value of our mortgage servicing rights is representative of the economic change in value of our business as a whole.

        Core Earnings (Pre-Tax) is used in managing our mortgage business. We have also designed certain management incentives based upon the achievement of Core Earnings (Pre-Tax) targets, subject to potential adjustments that may be made at the discretion of the Human Capital and Compensation Committee.

Limitations on the use of Core Earnings (Pre-Tax)

        Since Core Earnings (Pre-Tax), as used in connection with the 2011 MIP, measures our financial performance excluding unrealized changes in value of mortgage servicing rights, Core Earnings (Pre-Tax) may not appropriately reflect the rate of value lost on subsequent actual payments or prepayments over time. As such, Core Earnings (Pre-Tax) may tend to overstate operating results in a declining interest rate environment and understate operating results in a rising interest rate environment, absent the effect of any

A-1

offsetting gains or losses on derivatives that are intended to offset changes in fair value on our mortgage servicing rights.

PHH CORPORATION AND SUBSIDIARIES

NON-GAAP RECONCILIATION—CORE EARNINGS (PRE-TAX)
($ in millions)

        See "Note Regarding Non-GAAP Financial Measures" above in this Appendix A for a description of the uses and limitations of this Non-GAAP Financial Measure.

Reconciliation
Year Ended December 31, 2011
Income (loss) before income taxes—as reported	$(202)
Less: net income attributable to noncontrolling interest	25
Certain Mortgage Servicing Rights fair value adjustments:
Market-related(1)	510
Credit-related(2)	11

Core Earnings (Pre-Tax)	$294

(1)
Represents the Change in fair value of mortgage servicing rights due to changes in market inputs and assumptions used in the valuation model.

(2)
Represents the Change in fair value of mortgage servicing rights primarily due to the impact of changes in estimated portfolio delinquencies and foreclosures.

A-2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] Date VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. 3000 LEADENHALL ROAD MOUNT LAUREL, NJ 08054 M44967-P25393 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. PHH CORPORATION To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For All Except For All Withhold All The Board of Directors recommends that you vote FOR the following: Vote on Directors 1. To elect three Class I directors, each to serve until the 2015 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or until their earlier death, retirement or resignation. Nominees: 01) Mr. James O. Egan 02) Mr. Allan Z. Loren 03) Mr. Gregory J. Parseghian Vote on Proposals The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. 3. To approve an advisory resolution concerning the compensation of our named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of 2012 Annual Meeting, Proxy Statement and 2011 Annual Report are available at www.proxyvote.com. M44968-P25393 PHH CORPORATION 2012 Annual Meeting of Stockholders June 6, 2012, 10:00 AM EDT This proxy is solicited by the Board of Directors The undersigned hereby (1) acknowledges receipt of the Notice of 2012 Annual Meeting, Proxy Statement and 2011 Annual Report for the 2012 Annual Meeting to be held on June 6, 2012 starting at 10:00 a.m., local time at PHH's offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, and (2) hereby appoints Glen A. Messina, William F. Brown and J. Christopher Clifton, each of them (with full power to act alone) as proxies, with the powers the undersigned would possess if personally present and with full power of substitution to vote all common shares of PHH Corporation held by the undersigned as indicated on the reverse side hereof at the 2012 Annual Meeting and at any adjournment(s) or postponement(s) thereof, and with discretionary authority as to any other matters that may properly come before the 2012 Annual Meeting, all in accordance with, and as described in the accompanying Notice of 2012 Annual Meeting. The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the common stock of PHH and hereby ratifies and confirms all that the trustee, proxies, their substitutes, or any of them may lawfully do by virtue hereof. Please date, sign exactly as your name appears on the form and promptly mail this proxy in the enclosed envelope. No postage is required. If a signed proxy card is not returned and received by 11:59 p.m. eastern daylight time on June 5, 2012, the proxies shall not vote such shares. Continued and to be signed on reverse side